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                                                                   EXHIBIT 10.23

                             STOCKHOLDERS AGREEMENT

      This Stockholders Agreement (this "Agreement"), dated as of September 26, 2000, is made by and among Health Dream Team, S.C., a company organized under the laws of Spain ("HDT"), United Surgical Partners International, Inc., a Delaware corporation ("USPI"), and United Surgical Partners Europe, S.L., a company organized under the laws of Spain ("USPE"). HDT, USPI and USPE are sometimes collectively referred to as the "Parties" and individually referred to as a "Party."

                             PRELIMINARY STATEMENTS

      A. As of the date hereof, USPI has invested $29,752,664 in the common capital shares (the "USPE Shares") of USPE.

      B. HDT desires to purchase 1,000,000 shares of Class B Common Stock of USPI, par value $.01 per share ("USPI-B Stock"), subject to the terms and conditions of this Agreement.

      C. The Parties desire to set forth the terms upon which USPI may purchase additional USPE Shares, the terms upon which HDT may acquire additional shares of USPI-B Stock, and certain other rights and agreements among the Parties.

      D. Capitalized terms and mathematical formulas used in this Agreement are defined or indexed in APPENDIX A and APPENDIX B, respectively, and are incorporated herein by this reference for all purposes.

                             STATEMENT OF AGREEMENT

      NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                PURCHASE OF STOCK

      1.1. PURCHASE OF SHARES. At the Closing (as hereinafter defined) and upon the terms and subject to the conditions of this Agreement, HDT shall purchase 1,000,000 shares (the "Shares") of the USPI-B Stock. The purchase price (the "Purchase Price") for the Shares shall be $817,931, with $6,838 to be paid by HDT to USPI by wire transfer of federal funds to an account of USPI's designation, and the remaining amount to be paid by HDT's execution and delivery to USPI of a promissory note in the amount of $811,093, pursuant to SECTION 3.2(A) hereof. At the Closing and upon the terms and subject to the conditions of this Agreement, USPI shall issue and deliver to HDT a certificate representing 1,000,000 shares of the USPI-B Stock.

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      1.2. CLOSING. Subject to the conditions contained in this Agreement, the consummation of the transactions contemplated by SECTION 1.1 (the "Closing") shall take place at the offices of USPI, 17103 Preston Road, Suite 200, Dallas, Texas 75248, at 10:00 a.m. Dallas time on September 26, 2000, or at such later date and/or such other location as the parties hereto may mutually designate in writing.

      1.3. REPRESENTATIONS AND WARRANTIES OF HDT. HDT hereby represents and warrants to USPI as follows:

         (a) ENFORCEABILITY. HDT is a company organized under the laws of Spain. HDT has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by HDT and constitutes a valid and binding obligation of HDT, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws or equitable principles affecting the enforcement of creditors' rights generally. No consents, including but not limited to governmental consents, are required for HDT to enter into this Agreement and to perform its obligations hereunder.

         (b) CONFLICTS. The execution, delivery and performance of this Agreement by HDT will not conflict with, result in any breach of or constitute a default under any agreement, instrument, order, judgment, decree, law or governmental regulation to which HDT is subject.

         (c) INVESTMENT REPRESENTATIONS.

             (i) HDT acknowledges and understands that the USPI-B Stock has not been registered under the United States Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"). HDT will purchase and hold the USPI-B Stock for investment purposes only and not with a view to the sale or distribution of any part thereof in violation of the Securities Act.

             (ii) HDT acknowledges that the USPI-B Stock and each certificate issued in transfer thereof will bear a legend required under the Securities Act and any applicable state securities law.

             (iii) HDT understands that an investment in the USPI-B Stock is an illiquid investment, which means that (A) HDT must bear the economic risk of investment in the USPI-B Stock for an indefinite period of time, since the USPI-B Stock has not been registered under the Securities Act nor any state securities laws and cannot be sold unless the USPI-B Stock is either subsequently registered under the Securities Act and applicable state laws (which is neither contemplated by nor required of USPI) or an exemption from such registration is available, and (B) there is no established market for the USPI-B Stock and that it is not anticipated that any public market for the USPI-B Stock will develop in the near future.

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             (iv) HDT understands that the USPI-B Stock will automatically be converted into other securities (as hereinafter defined, the "Conversion Securities") under certain circumstances. HDT acknowledges (A) that it has no control over such conversion and (B) that the Conversion Securities will constitute an illiquid investment, which means that (1) HDT must bear the economic risk of investment in the Conversion Securities for an indefinite period of time, since the Conversion Securities have not been registered under the Securities Act nor any state securities laws and cannot be sold unless the Conversion Securities are either subsequently registered under the Securities Act and applicable state laws (which is neither contemplated by nor required of the issuers of such securities) or an exemption from such registration is available, and (2) there is no established market for the Conversion Securities and that it is not anticipated that any public market for the Conversion Securities will develop in the near future.

      1.4. REPRESENTATIONS AND WARRANTIES OF USPI. USPI hereby represents and warrants to HDT as follows:

         (a) ENFORCEABILITY. USPI is a corporation organized under the laws of the State of Delaware. USPI has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by USPI and constitutes a valid and binding obligation of USPI, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws or equitable principles affecting the enforcement of creditors' rights generally.

         (b) CONFLICTS. The execution, delivery and performance of this Agreement by USPI will not conflict with, result in any breach of or constitute a default under any agreement, instrument, order, judgment, decree, law or governmental regulation to which USPI is subject.

         (c) AUTHORIZED CAPITALIZATION. The authorized capital stock of USPI consists of 31,200 shares of Series A Redeemable Preferred Stock, par value $.01 per share, of which 31,200 shares were issued and outstanding as of August 31, 2000; 2,716 shares of Series B Convertible Preferred Stock, par value $.01 per share, of which no shares were issued and outstanding as of August 31, 2000; 20,000 shares of Series C Convertible Preferred Stock, par value $.01 per share, of which 18,750 shares were issued and outstanding as of August 31, 2000; 30,000,000 shares of Class A Common Stock, par value $.01 per share ("USPI A-Stock"), of which 23,519,534 shares were issued and outstanding as of August 31, 2000; 3,000,000 shares of Class B Common Stock, of which no shares were issued and outstanding as of August 31, 2000; and 40,000,000 shares of Common Stock, par value $.01 per share (the "USPI Common Stock"), of which 410,140 shares were issued and outstanding as of August 31, 2000. Other than as set forth in the Certificate (hereinafter defined) or in SCHEDULE 1.4 (c), there are no options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate USPI to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock. Except as set forth in SCHEDULE 1.4(C), no holder of securities of USPI has rights to require the registration of securities of USPI.

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         (d) AUTHORIZATION OF USPI-B STOCK. The USPI-B Stock being issued to HDT pursuant to this Agreement is duly authorized, validly issued, fully paid and non-assessable.

      1.5. CONDITIONS OF OBLIGATIONS OF EACH PARTY TO EFFECT THE PURCHASE. The obligations of each Party to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of the following conditions unless waived in writing by each of the Parties hereto.

         (a) CERTIFICATE. The Amended and Restated Certificate of Incorporation of USPI (the "Certificate"), in the form of EXHIBIT A hereto, shall have been duly adopted and executed and filed with the Secretary of State of the State of Delaware.

         (b) SHAREHOLDERS AGREEMENT. USPI and HDT shall have terminated that certain Shareholders Agreement, dated June 1, 1998, relating to USPE.

                                   ARTICLE II

                         ADDITIONAL INVESTMENTS IN USPE

      2.1. USPI INVESTMENTS IN USPE. USPI may invest additional sums in USPE at any time and from time to time in one or more transactions. USPI plans to invest a minimum of $100 million (including monies previously invested) in USPE subject to approval, on a case by case basis, by the Board of Directors of USPI, assuming such projects have reasonable returns, which generally shall be deemed to occur if projects are available with acquisition multiples ranging from 4 to 7 times first year EBITDA of the project. USPI may infuse additional equity to purchase certain strategic acquisitions above the mentioned multiples when approved on a case-by-case basis by the Board of Directors of USPI. Investments in USPE will take the form of debt to the extent of USPE's borrowing limits under its Societe Generale Credit Facility dated March 3, 2000. The amount of any investment which exceeds the borrowing limit would be in the form of an equity investment. Equity investments made after the date of this Agreement by USPI in USPE Shares shall constitute "Qualified Investments" to the extent that the aggregate amount of such equity investments made after the date of this Agreement is less than or equal to $70,247,336. USPE agrees to accept all Qualified Investments, and to issue additional USPE Shares to USPI in consideration for such Qualified Investments. The purchase price per additional USPE Share will be equal to the weighted average share price on the most recent $1,000,000 of capital raised through the sale of shares of USPI Common Stock (including USPI A-Stock or USPI B-Stock, but excluding USPI B-Stock issued pursuant to SECTION 1.1) to third parties (provided there has been $1,000,000 of sales of such common stock within the 12-month period preceding the Qualified Investment). If there has not been $1,000,000 of sales within the 12-month period preceding the date of the Qualified Investment, then the most recent $1,000,000 of sales shall be used to determine the purchase price, unless either USPI or HDT objects to using the most recent sales, then USPI and HDT shall jointly select a third party appraiser to determine the fair market value purchase price for the USPE Shares. If USPI has made $70,247,336 in Qualified Investments or if HDT's USPI B-Stock has been converted into USPE Shares, then any further investments made by USPI in USPE shall not constitute Qualified

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Investments, and such further investments may be on such terms and conditions, including purchase price, as USPI and USPE shall determine.

      2.2. NOTICE OF QUALIFIED INVESTMENT. USPI shall give written notice of each Qualified Investment to HDT within five days after the date of consummation of such investment (each, a "Notice of Qualified Investment").

                                   ARTICLE III

                          CO-INVESTMENTS BY HDT IN USPI

      3.1. HDT CO-INVESTMENTS IN USPI. In connection with each Qualified Investment, HDT may, but is not obligated to, invest additional sums in USPI by purchasing additional shares of USPI-B Stock. Any such investments made after the date of this Agreement by HDT in USPI-B Stock in compliance with this Agreement shall constitute "HDT Co-Investments." HDT Co-Investments must be made within 30 days after the date of the corresponding Qualified Investment. The amount of each HDT Co-Investment shall be determined by HDT separately in its discretion in connection with each separate Qualified Investment (subject in each case to a minimum of 0% and a maximum of 8.0% of the Qualified Investment). USPI agrees to accept all HDT Co-Investments, and to issue additional shares of USPI-B Stock to HDT in consideration of such HDT Co-Investments at a purchase price per share of USPI-B Stock equal to the purchase price per share paid for the USPE Shares in the relevant Qualified Investment. USPI shall cooperate with the reasonable due diligence requests of HDT by providing information and making its management personnel available to answer questions. USPI shall provide HDT with quarterly financial statements relating to its results of operations and financial conditions. In connection with each HDT Co-Investment, HDT and USPI agree to execute documentation containing representations, warranties and other terms and conditions customary in this type of transaction (including representations by HDT with respect to the matters addressed in SECTIONS 1.3(A),
B) AND (C), and representations by USPI with respect to the matters addressed in SECTIONS 1.4(A), (B), (C) AND (D)), all of which must be acceptable to both parties in their reasonable discretion. All HDT Co-Investments shall be made by wire transfer to USPI of immediately available funds in dollars based upon the Exchange Rate actually achieved by USPI in consummating the corresponding Qualified Investment.

      3.2. LOANS TO FINANCE HDT INVESTMENTS.

         (a) On the date hereof, USPI shall make a recourse loan to HDT in the amount of $811,093 to pay a portion of the Purchase Price pursuant to SECTION
1.1 hereof. Such loan shall be made pursuant to a Promissory Note substantially in the form of EXHIBIT B attached hereto.

         (b) In connection with each HDT Co-Investment, USPI shall make a recourse loan to HDT in order to finance a portion of such HDT Co-Investment. If the HDT Co-Investment is less than or equal to 5.0% of the Qualified Investment, then such loan shall be in the amount of up to 90% of the HDT Co-Investment. If the HDT Co-Investment is greater than 5.0% (up to the

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maximum of 8.0% of the Qualified Investment), then the loan shall be in a principal amount of up to the sum of (i) 90% of the amount of HDT Co-Investment up to 5.0%, and (ii) 75% of the HDT Co-Investment greater than 5.0%. Each such loan shall be made pursuant to a Promissory Note substantially in the form of EXHIBIT B attached hereto.

         (c) All such loans made pursuant to paragraphs (a) and (b) above shall be guaranteed by the shareholders of HDT pursuant to Guaranty Agreements substantially in the form of EXHIBIT C attached hereto, and secured by a pledge of the USPI-B Stock pursuant to the Pledge Agreement substantially in the form of EXHIBIT D attached hereto.

                                   ARTICLE IV

                              TRANSFER RESTRICTIONS

      4.1. INITIAL TRANSFER RESTRICTION. From and after the date hereof until June 1, 2002, HDT shall not sell, transfer or otherwise dispose of any shares of USPI-B Stock or USPE Shares (if the USPI B-Stock has been converted into USPE Shares), except (i) upon conversion in accordance with the provisions of the Certificate, (ii) pursuant to buy backs in accordance with ARTICLE V, or (iii) with the prior written consent of USPI, which consent may be withheld in USPI's sole and absolute discretion.

      4.2. RIGHT OF FIRST REFUSAL. After June 1, 2002, HDT may sell for cash all or any portion of the USPI-B Stock or USPE Shares (if the USPI B-Stock has been converted into USPE Shares) that it then holds pursuant to a bona fide offer from an unrelated third party, subject to HDT's compliance with the following provisions (provided that this SECTION 4.2 shall not apply to conversion of such USPI-B Stock in accordance with the provisions of the Certificate or buy backs in accordance with ARTICLE V);

         (a) HDT shall promptly deliver a notice of intention to sell (the "Sale Notice") to USPI setting forth in reasonable detail the USPI-B Stock or USPE Shares to be sold (the "Subject Securities"), attaching a photocopy of the bona fide offer extended by the potential purchaser, which must be binding, and indicating the price and the remaining conditions of the offer, the name of the potential purchaser, as well as its ultimate controlling shareholder (to HDT's knowledge).

         (b) Upon receipt of such Sale Notice, USPI shall have the first right and option to elect to purchase at the price and on the terms stated in the Sale Notice, all or part of the Subject Securities. In the event USPI shall elect to purchase all or part of the Subject Securities, USPI shall so notify HDT in writing (the "Election Notice") within 30 days after receipt by USPI of the Sale Notice (the "Option Period").

         (c) Upon receipt of the Election Notice, HDT shall sell to USPI the Subject Securities subject to such Election Notice at a price and on the terms stated in the Sale Notice. The closing of such sale shall take place at the offices of USPI no later than 30 days following the expiration of the

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Option Period (or upon the expiration of such longer period required by law), or at such other place or earlier date as may be mutually agreed by USPI and HDT.
At such closing, HDT shall deliver a certificate or certificates for the Subject Securities to be sold, accompanied by stock powers duly authorized in blank, against receipt of the purchase price therefor by wire transfer of immediately available funds.

         (d) Any Subject Securities not sold pursuant to the provisions of this
SECTION 4.2 may be sold to the person identified in the related Sale Notice for a period of 90 days following the expiration of the Option Period upon the terms and conditions set forth in the Sale Notice. Any Subject Securities not sold to such person on such terms during such 90-day period shall again be subject to the restrictions contained in this SECTION 4.2.

      4.3. RESTRICTIVE LEGEND. Each certificate representing USPI-B Stock or USPE Shares shall conspicuously bear the following legend until such time as the USPI-B Stock or USPE Shares, as the case may be, represented thereby are no longer subject to the provisions hereof

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THE RIGHTS OF THE HOLDER OF THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS AGREEMENT, DATED AS OF SEPTEMBER 26, 2000, AMONG THE ISSUER AND THE OTHER PARTIES THERETO, AS THE SAME MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE ISSUER.

                                    ARTICLE V

                                 BUY BACK RIGHTS

      If at any time prior to the occurrence of a Triggering Event (i) any shareholder of HDT who provides services to USPE pursuant to a management contract between HDT and USPE shall cease to provide services to USPE due to either the shareholder's voluntary termination of employment or such person's dismissal declared for just cause in accordance with Article 54 of the Spanish Workers Statute, and if USPI and HDT do not agree on a replacement who shall become a shareholder of HDT within 60 days after such discontinuation of services, or (ii) any of HDT's capital shares shall ultimately be owned by a person or entity other than a current shareholder of HDT or someone providing services to USPE under a management contract (whether by judicial or administrative executory proceeding, realization of a right of pledge or otherwise), then, and in each such case, USPI shall have an option to purchase that number of the shares of USPI-B Stock held

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by HDT determined in accordance with the formula B-1 set forth in APPENDIX B at a purchase price equal (on an "as converted" basis, as if USPI B-Stock was converted into USPI Common Stock) to the weighted average share price on the most recent $1,000,000 of capital raised through the sale of shares of USPI Common Stock (including USPI A-Stock or USPI B-Stock, but excluding USPI B-Stock issued pursuant to SECTION 1.1) to third parties (provided there has been $1,000,000 of sales of such common stock within the 12-month period preceding the date of exercise of the option). If there has not been $1,000,000 of sales of such common stock within the 12-month period preceding the date of the exercise of the option, then the most recent $1,000,000 of sales shall be used to determine the purchase price, unless either USPI or HDT objects to using the most recent sales, then USPI and HDT shall jointly select a third party appraiser to determine the fair market value exercise price for the USPI B-Stock. USPI shall notify HDT of its election to exercise the option within 90 days after USPI receives notice of such discontinuation of services or transfer of ownership, and USPI shall consummate the option exercise within 30 days after providing notification to HDT. Notwithstanding the foregoing, USPI shall not have the option to purchase up to 20% of the outstanding USPI B-Stock which would otherwise be subject to the option hereinabove provided if the other shareholders of HDT who provide services to USPE pursuant to a management contract acquire the underlying shares of HDT which give rise to the repurchase option.

                                   ARTICLE VI

                                  EXIT PAYMENT

      6.1. EXIT PAYMENT. (a) Subject to the provisions of SECTION 6.1(B), an IPO of either USPE or USPI has not occurred prior to the termination hereof, USPE shall pay HDT an exit payment (the "Exit Payment") calculated in accordance with
SECTION 6.2 upon the occurrence of a Triggering Event at USPE (other than an IPO).

         (b) If (i) HDT has converted its USPI B-Stock into USPE Shares prior to the occurrence of an IPO of either USPE or USPI, and (ii) an IPO of USPE has not occurred prior to the termination hereof, USPE shall pay HDT the Exit Payment calculated in accordance with SECTION 6.2 upon the occurrence of a Triggering Event at USPE (other than an IPO at USPE).

      6.2. CALCULATION OF EXIT PAYMENT.

         (a) If the total investment in USPE Shares made by USPI and HDT both prior to and after the date of this Agreement (the "Total Investment") is equal to or exceeds $100 million, the Exit Payment shall be calculated according to the following table, as modified by subsection (c) below:

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-------------------------------------------------------------------------------
                USPE'S                               EXIT PAYMENT
              ANNUAL IRR                             ($ million)
-------------------------------------------------------------------------------
                < 20%                                     0
-------------------------------------------------------------------------------
                20-30%                                    2
-------------------------------------------------------------------------------
                30-40%                                    4
-------------------------------------------------------------------------------
                40-50%                                    6
-------------------------------------------------------------------------------
                50-55%                                    8
-------------------------------------------------------------------------------
                > 55%                                10 (maximum)
-------------------------------------------------------------------------------

         (b) If the Total Investment is less than $100 million, the Exit Payment shall be calculated according to the table set forth above but such amount shall be proportionately reduced by the ratio of the Total Investment to $100 million, and thereafter reduced as specified in subsection (c) below.

         (c) The total amount of the Exit Payment to be paid will be the amount resulting from subsection (a) or (b) above, as appropriate, minus an amount calculated as follows: (1) $1,760,811 plus (2) with respect to each Qualified Investment, the amount of such Qualified Investment multiplied by a percentage equal to 7%.

                                   ARTICLE VII

                            PROVISIONS REGARDING HDT

      7.1. HDT SHAREHOLDERS AGREEMENT. HDT shall cause all of its present and future shareholders (the "HDT Shareholders") to enter into and be bound by a shareholders agreement (the "HDT Shareholders Agreement") reasonably acceptable to USPI which limits transfers of HDT's capital shares. The provisions of the HDT Shareholders Agreement dealing with transfers of HDT's capital shares may not be amended without USPI's written consent, which shall not be unreasonably withheld.

      7.2. HDT CHANGE OF CONTROL. If an HDT Change of Control shall occur, (i) HDT's rights under SECTION 3.1 shall immediately terminate, (ii) the obligations of USPI and USPE under SECTION 2.1 shall immediately terminate, and (iii) any investments made by USPI in USPE after the date of such HDT Change of Control
(A) shall not constitute Qualified Investments and (B) may be made on such terms and conditions, including purchase price, as USPI and USPE shall determine.

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                                  ARTICLE VIII

                           SALE OF USPE SHARES BY USPI

      If at any time USPI intends to transfer, sell or dispose in any way of its investment in USPE to an Unrelated Third Party in such a way as to cause a Triggering Event at USPE, HDT shall have the right to sell all or part of the USPE Shares that HDT would receive (or, as of such date, has received) upon conversion of the USPI-B Stock pursuant to the provisions of the Certificate in the economic conditions stated in the final sentence of this paragraph, in which case USPI shall not proceed with the sale of its USPE Shares until and unless the potential purchaser of its USPE Shares has effectively extended a binding offer to HDT, as well, under the same terms and conditions as those offered to USPI. To this effect, when HDT receives a notification in which it is informed of USPI's intention to sell, transfer or dispose in any other way of its investment in USPE to an Unrelated Third Party, HDT shall communicate its intention of selling the USPE Shares it would receive upon conversion to the acquiror within a maximum period of 15 days after such notification. The price per share at which HDT shall exercise its right to sell USPE Shares will be the price per share offered by the buyer to USPI, and payment and other conditions shall be the same as those offered to USPI.

                                   ARTICLE IX

                                  MISCELLANEOUS

      9.1. TERMINATION. This Agreement shall terminate upon the earlier to occur of (i) (A) if HDT has not converted its shares of USPI B-Stock into USPE Shares as of the time a USPI or USPE Triggering Event occurs, at the time of the occurrence of a USPI or USPE Triggering Event, or (B) if HDT has converted its shares of USPI B-Stock into USPE Shares prior to the time a USPI or USPE Triggering Event occurs, at the time of the occurrence of a USPE Triggering Event, or (ii) the mutual agreement of the Parties.

      9.2 COUNTERPARTS; FAX SIGNATURES. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original agreement, but all of which will constitute one and the same agreement. Any Party may execute and deliver this Agreement by an executed signature page transmitted by a facsimile machine. If a Party transmits its signature page by a facsimile machine, such Party will promptly thereafter deliver an originally executed signature page to the other Parties, provided that any failure to deliver such an originally executed signature page will not affect the validity, legality, or enforceability of this Agreement.

      9.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the Parties and supersedes all prior agreements and understandings, both written and oral, and all contemporaneous oral agreements and understandings with respect to the subject matter of this Agreement, including, without limitation, that certain Shareholders Agreement, dated June 1, 1998, between USPI and HDT.

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      9.4 GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND
ENFORCED IN ACCORDANCE WITH THE LAWS OF THE KINGDOM OF SPAIN REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER CONFLICTS OR CHOICE OF LAW PRINCIPLES.

      9.5 NO ASSIGNMENT. No Party may assign its benefits or delegate its duties under this Agreement without the prior written consent of the other Parties. Any attempted assignment or delegation without such prior written consent shall be void.

      9.6 NO THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of the Parties and no other Person will have any right, interest, or claim under this Agreement.

      9.7 NOTICES. Unless otherwise provided elsewhere in this Agreement, all claims, consents, designations, notices, waivers, and other communications in connection with this Agreement shall be in writing. Such claims, consents, designations, notices, waivers, and other communications will be considered received (a) on the day of actual delivery when transmitted by hand delivery,
(b) on the day of actual transmittal when transmitted by facsimile with written confirmation of such transmittal, or (c) two business days following actual transmittal when transmitted by an internationally recognized courier (such as UPS or FedEx); in each case when transmitted to a Party at its address or location set forth below (or to such other address to which such Party has notified the other Parties in accordance with this Section to send such claims, consents, designations, notices, waivers, and other communications):

USPI:           United Surgical Partners International, Inc.
                17103 Preston Road, Suite 200
                Dallas, Texas 75248
                Attention: Donald E. Steen
                Facsimile: (972) 713-3550

Copy to:        Greenebaum Doll & McDonald PLLC
                700 Two American Center
                3102 West End Avenue
                Nashville, Tennessee 37203
                Attention: Stephen T. Braun, Esq.
                Facsimile: (615) 760-7300

USPE:           United Surgical Partners Europe, S.L.
                c/o United Surgical Partners International, Inc.
                17103 Preston Road, Suite 200
                Dallas, Texas 75248
                Attention: Donald E. Steen
                Facsimile: (972) 713 3550

HDT:            Health Dream Team, S.C.
                Paseo de la Castellana, numero 40 bis, 4a planta
                28046 Madrid, Spain
                Attention: Gabriel Masfurroll
                Facsimile: 341 91 577 3385

      9.8 REPRESENTATION BY LEGAL COUNSEL. Each Party is a sophisticated person that was advised by experienced legal counsel and other advisors in the negotiation and preparation of this Agreement.

      9.9 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will not invalidate the remaining provisions of this Agreement or affect the validity or enforceability of such provision in any other jurisdiction. In addition, any such prohibited or unenforceable provision will be given effect to the extent possible in the jurisdiction where such provision is prohibited or unenforceable.

      9.10 SUCCESSORS. This Agreement will be binding upon and will inure to the benefit of each Party and its heirs, legal representatives, permitted assigns, and permitted successors, provided that this Section will not permit the assignment or other transfer of this Agreement, whether by operation of law, or otherwise, if such assignment or other transfer is not otherwise permitted under this Agreement.

      9.11 TIME OF THE ESSENCE. Time is of the essence in the performance of this Agreement and all dates and periods specified in this Agreement.

      9.12 WAIVER. No provision of this Agreement will be considered waived unless such waiver is in writing and signed by the Party that benefits from the enforcement of such provision. No waiver of any provision in this Agreement, however, will be deemed a waiver of a subsequent breach of such provision or a waiver of a similar provision. In addition, a waiver of any breach or a failure to enforce any term or condition of this Agreement will not in any way affect, limit, or waive a Party's rights under this Agreement at any time to enforce strict compliance thereafter with every term and condition of this Agreement.

      9.13 LANGUAGE. This Agreement has been signed in both English and Spanish language versions. Both versions are valid, but in the event of any inconsistency or ambiguity, the English version shall prevail.

      9.14 EUROPEAN HOLDING COMPANY. The Parties acknowledge that USPI may choose to create an intermediate holding company that would be a wholly-owned subsidiary of USPI and the holder of some or all of USPI's investments in USPE ("EuroHoldCo"). If USPI determines to create EuroHoldCo, the Parties agree to execute and deliver such further agreements and instruments, including, without limitation, amendments to this Agreement, as are necessary and appropriate in order to permit the creation of EuroHoldCo, and, at the option of USPI, the transfer of some or all of USPI's investment in USPE to EuroHoldCo, while preserving in substance the relative rights and benefits (including tax consequences) of the Parties provided for in this Agreement. Without limiting the generality of the foregoing, the Parties contemplate that the creation of EuroHoldCo would require an amendment and restatement of this Agreement addressing, among other items, the following issues: (i) the modification of SECTIONS 2.1 AND 2.2 to provide for investments by EuroholdCo in USPE, (ii) the modification of the definition of the term "Triggering Event" to include events occurring at or with respect to EuroHoldCo, (iii) the creation of a definition of the "EuroHoldCo Conversion Ratio", which would be similar in structure to the USPI Conversion Ratio, and
(iv) the inclusion of an IPO at EuroHoldCo in the first clause of SECTION 6.1.

      9.15 JUDGMENT CURRENCY. This is an international loan transaction in which the specification of Spanish pesetas or U.S. dollars is of the essence, and the stipulated currency shall in each instance be the currency of account and payment in all instances. A payment obligation in one currency hereunder (the "Original Currency") shall not be discharged by an amount paid in another currency ("Other Currency"), whether pursuant to any judgment expressed in or converted into the Other Currency or otherwise except to the extent that such tender or recovery results in the effective receipt by the payee of the full amount of the Original Currency payable to it under this Agreement.

      9.16 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Closing, regardless of any investigation at any time made by or on behalf of any Party hereto.

      9.17 USPE OBLIGATIONS. Upon completion of the transaction contemplated by
SECTION 1.1 hereof, USPE shall become a wholly-owned subsidiary of USPI. USPI has the legal capacity to cause, and it shall cause, USPE to meet all of its obligations under this Agreement. With respect to USPE Shares issuable upon conversion of the USPI B-Stock, USPI undertakes to transfer the applicable number of USPI's USPE Shares to the holder of such converted USPI B-Stock or, alternatively, to pass or cause to be passed a shareholders' resolution at USPE in order to agree to a share capital increase in USPE to provide the applicable number of USPE Shares which shall be subscribed by the holder of the converted USPI B-Stock by means of a contribution in kind of such holder's converted USPI B-Stock.

      9.18 TAX RESTRUCTURING. In the event HDT elects to convert the USPI B-Stock into USPE Shares, then the Parties agree to consider structuring the conversion as a redemption of HDT's USPI B-Stock in exchange for a market rate promissory note of USPI. The USPI promissory note would be exchanged by HDT for the USPE Shares. The foregoing transactions must be structured in such a manner as to preserve in substance the relative rights and benefits (including tax consequences) of the Parties provided for in this Agreement.

                                                          SIGNATURE PAGE FOLLOWS

      IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                           HEALTH DREAM TEAM, S.C.

                                           By: /s/ GABRIEL MASFURROLL
                                           Name:   GABRIEL MASFURROLL
                                           Title:  CHAIRMAN

                                           UNITED SURGICAL PARTNERS
                                           INTERNATIONAL, INC.

                                           By: /s/ DONALD E. STEEN
                                           Name:   DONALD E. STEEN
                                           Title:  CHAIRMAN

                                           UNITED SURGICAL PARTNERS
                                           EUROPE, S.L.

                                           By:/s/ GABRIEL MASFURROLL
                                           Name:  GABRIEL MASFURROLL
                                           Title: CEO

                                   APPENDIX A

      "Annual IRR" means the rate of discount in discounted cash flow analysis calculations which makes the net present value of a series of cash flows over time equal zero as calculated in accordance with formula B-2 set forth on Appendix B, and as is commonly calculated by modem spreadsheet software such as Lotus 1-2-3 and Excel or by hand held financial calculators such as those manufactured by Hewlett-Packard. The IRR for USPI shall be determined by calculating all cash outflows in dollars from USPI to USPE from the date of such transfer of funds, regardless of whether such transfer is characterized as debt or equity. The cash inflows used for the IRR calculation shall include any and all payments from USPE to USPI of dividends, interest, returns of capital, repayment of debt owed or any distributions of funds related to a sale of USPE or its stock. The date of cash inflows shall be when received by USPI and shall be denominated in dollars,

      "Dollar" or "$" means United States dollars.

      "Election Notice" will have the meaning set forth in Section 4.2.

      "Exchange Rate" means, with respect to each Qualified Investment, the exchange rate, in Spanish pesetas per dollar, actually achieved by USPI in consummating such Qualified Investment, and, with respect to each HDT Co-Investment, the Exchange Rate actually achieved by USPI in consummating the corresponding Qualified Investment.

      "Exit Payment" will have the meaning set forth in Section 6.2.

      "HDT" will have the meaning set forth in the introductory paragraph.

      "HDT Change of Control" means any of the following: (i) the consolidation or merger of HDT with or into any other entity, (ii) a sale or purported sale by HDT of (A) more than 50% of the USPIB Stock held by HDT at any time, (B) any of its rights under this Agreement or (C) all or substantially all of its other properties and assets, (iii) the acquisition of "beneficial ownership" by any "person" or "group" (other than the HDT shareholders as of the date of this Agreement) of legal or beneficial ownership, or the right to vote, more than 50% of any class of HDT's capital shares, whether by way of merger, consolidation or otherwise, and (iv) any liquidation, dissolution or winding up of HDT, whether voluntary or involuntary. As used herein, the terms "person", "group" and "beneficial owner" shall have the meanings set forth in the definition of "Triggering Event".

      "HDT Co-Investment" will have the meaning set forth in Section 3.1.

      "IPO" will have the meaning set forth in clause (iv) of the definition of Triggering Event.

      "Option Period" will have the meaning set forth in Section 4.2.

      "Party" will have the meaning set forth in the introductory paragraph.

      "pesetas" means Spanish pesetas.

      "Qualified investment" will have the meaning set forth in Section 2.1.

      "Related Third Party" shall mean, as to any Party, any individual, partnership or corporation, or any other entity of whatever nature, that is not part of the Party's group Groups shall be defined as in article 4 of the Spanish Act 24/1988, dated July28 (Securities Markets Law), or that act on behalf of for the account of any of the aforementioned.

      "Sale Notice" will have the meaning set forth in Section 4.2.

      "Securities Act" will have the meaning set forth in Section 1.3.

      "Subject Securities" will have the meaning set forth in Section 4.2.

      "Total Investment" will have the meaning set forth in Section 6.2.

      "Triggering Event" at USPI or USPE means any of the following: (i) a consolidation or merger of USPI or USPE, as applicable, with or into any other entity (other than a merger which will not result in more than 50% of the voting capital stock of USPI or USPE, as applicable, outstanding immediately after the effective date of such merger being owned of record or beneficially by persons other than the holders of such voting capital stock immediately prior to such merger in the same proportions in which such shares were held immediately prior to such merger), (ii) a sale of all or substantially all of the properties and assets of USPI or USPE, as applicable, as an entirety in a single transaction or in a series of related transactions to any other person, (iii) the acquisition of "beneficial ownership" by any "person" or "group" (other than Welsh, Carson, Anderson & Stowe VII, L.P. or its affiliates) of voting stock of USPI or USPE, as applicable, representing more than 50% of the voting power of all outstanding shares of such voting stock, whether by way of merger, consolidation or otherwise, (iv) the completion by USPI or USPE, as applicable, of a firm commitment underwritten public offering of USPI Common Stock or USPE Shares, as applicable, registered under applicable securities laws, in which (x) the aggregate price paid for such shares by the public is at least $30,000,000, or
(y) the price per share paid by the public shall be at least $6 per share (appropriately adjusted to reflect stock splits and combinations and stock dividends) (an "IPO"), (v) a sale by USPI, to one or more persons other than affiliates of USPI, of all USPE Shares as an entirety in a single transaction or in a series of related transactions (any such sale constituting a Triggering Event at USPE, not at USPI), and (vi) any liquidation, dissolution or winding up of USPI or USPE, as applicable, whether voluntary or involuntary.

      As used herein (i) the terms "person" and "group" shall have the meanings set forth in Section 1 3(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not applicable, (ii) the term "beneficial ownership" shall have the meaning set forth in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or upon the occurrence of certain events, and (iii) any "person" or "group" will be deemed to beneficially own any voting stock of USPI or USPE, as applicable, so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the voting stock of a registered holder of the voting stock of USPI or USPE, as applicable.

      "Unrelated Third Party" shall mean, as to any Party, any individual, partnership corporation or other entity that is not a Related Third Party.

      "USPE" will have the meaning set forth in the introductory paragraph.

      "USPE Shares" will have the meaning set forth in Preliminary Statement A.

      "USPI" will have the meaning set forth in the introductory paragraph.

      "USPI-B Stock" will have the meaning set forth in Preliminary Statement B.

                                   APPENDIX B

1. Buy Back Rights.

      The number of shares of USPI-B Stock held by HDT to be repurchased by USPI = (the total number of shares of USPI-B Stock held by HDT) times (the percentage ownership of the equity capital of HDT directly or indirect]v owned or controlled by the person whose failure to continue to provide services gave rise to such buy back right).

        2.     Annual IRR:

        Co +   C^1   +   C^2   + ... +   Ct
             ------    ------          ------    = 0
             (1+IRR)  (1+1RR)^2        (1+IRR)t

        Where Co = initial cash outflow
        C^1 = cash outflow (or inflow) at time period #1 t = number of time periods

                                                                       EXHIBIT A

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

      United Surgical Partners International, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

      A. The name of the corporation is United Surgical Partners International, Inc. The original Certificate of Incorporation for the Corporation was filed with the Delaware Secretary of Stale on February 26, 1998.

      B. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Sections 242 and 245 of the Delaware General Corporation Law.

      C This Amended and Restated Certificate of Incorporation amends, restates and integrates the provisions of the Certificate of Incorporation of this Corporation.

      D. The text of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

      FIRST: The name of the corporation is UNITED SURGICAL PARTNERS INTERNATIONAL, INC

      SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is THE CORPORATION TRUST COMPANY.

      THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

      FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 73,053,916 shares, consisting of 31,200 shares of Series A Redeemable Preferred Stock, $.01 par value ("Series A Preferred Stock"), 2,716 shares of Series B Convertible Preferred Stock, $.01 par value ("Series B Preferred Stock") and 20,000 shares of Series C Convertible Preferred Stock, $.0l par value ("Series C Preferred Stock") (the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock being collectively referred to herein as the "Preferred Stock"), 30,000,000 shares of Class A Common Stock, $.0l par value ("Class A Common Stock"), 3,000,000 shares of Class B Common Stock, $.0l par value ("Class B Common Stock"), and 40,000,000 shares of Common Stock, $.0l par value ("Common Stock")

      All cross-references in each subdivision of this Article FOURTH refer to other paragraphs in such subdivision unless otherwise indicated.

      The following is a statement of the designations, and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of stock of the Corporation:

                                       1.

                                 PREFERRED STOCK

      Except as otherwise expressly provided herein, all shares of Preferred Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

      1. Cumulative Dividends. The holders of shares of Series A Preferred Stock and Series B Preferred Stock shall be entitled to receive, on April 30th of each year beginning April 30, 2000, out of funds legally available for such purpose, cash dividends at the rate of (x) $50.00 per share per annum on April 30, 2000 arid (y) $75.00 per share per annum thereafter, and no more, payable (as determined from time to time by the Board of Directors) on each share of Preferred Stock that shall then be outstanding (each annual period ended April 30th being referred to for the purposes of this subdivision I as a "Dividend Period"). Such dividends shall be cumulative (so that if for any Dividend Period such dividends are not paid or declared and set apart therefor, the deficiency shall be paid, in whole or in part (without interest), on the next succeeding dividend payment date on which the Corporation has any funds legally available therefor) and shall accrue from and after the date of issue whether or not declared and whether or not there are any funds of the Corporation legally available for the payment of dividends. Accrued but unpaid dividends shall not bear interest. The Board of Directors of the Corporation may fix a record date for the determination of holders of Series A Preferred Stock and Series B Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof

      As long as any shares of Preferred Stock shall remain outstanding, in no event (without the written consent of the holders of a majority of the outstanding Preferred Stock) shall any dividend whatsoever be paid upon, nor any distribution be made upon, any shares of Class A Common Stock, Class B Common Stock or Common Stock, other than a dividend or distribution payable in shares of Class A Common Stock, Class B Common Stock or Common Stock, as the case may be, nor except for the repurchase of shares (x) from participants under any stock option plans approved by a majority of the Board of Directors of the Corporation, (y) pursuant to employment agreements or stock purchase agreements with employees approved by the Board of Directors of the Corporation, and (z) of Class B Common Stock pursuant to the Stockholders Agreement dated as of September 26, 2000, by and among Health Dream Team, S.C., the Corporation and United Surgical Partners Europe, S.L., as such may be amended from time to time in accordance with the terms thereof (the "Stockholders Agreement"), shall any shares of Class A Common Stock, Class B Common Stock or Common Stock be purchased or redeemed by the Corporation, nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of shares of any Class A Common Stock, Class B Common Stock or Common Stock, unless, in each such case, accrued and unpaid dividends on all outstanding shares of Preferred Stock for all prior Quarterly Payment Dates and Dividend Periods shall have been declared and paid in full and the full dividend on all outstanding shares of Preferred Stock for the then-current Quarterly Payment Date and Dividend Period shall have been paid or declared and sufficient funds for the payment thereof set apart, and any arrears or defaults in any redemption of shares of Preferred Stock shall have been cured. In the event that the Corporation shall at any time pay a dividend on the Class A Common Stock or Common Stock (other than a dividend payable solely in shares of Class A Common Stock or Common Stock) in accordance with this paragraph, it shall, at the same time, pay to each holder of Series C Preferred Stock (in addition to any payment such holder is entitled to receive pursuant to this paragraph 1), a dividend equal to the dividend that would have been payable to such holder if the shares of Series C Preferred Stock held by such holder had been converted into Class A Common Stock or Common Stock, as the case may be, on the date of determination of holders of Class A Common Stock or Common Stock entitled to receive such dividend.

      2. Redemption. The shares of Series A Preferred Stock and Series B Preferred Stock (collectively, the "Redeemable Preferred Stock") shall be redeemable as follows:

      2A. Mandatory Redemption. Except as and to the extent expressly prohibited by applicable law, the Corporation shall redeem (in the manner and with the effect provided in subparagraphs 2C through 2E below) all shares of Redeemable Preferred Stock which shall then be outstanding, on the earlier to occur of (i) the consummation by the Corporation of an initial public offering of its Common Stock registered under the Securities Act of 1933, as amended (an "Initial Public Offering") or (ii) April 30, 2008. In case of the occurrence of any of the following (each a "Change of Control Event"): (i) a consolidation or merger of the Corporation with or into any other corporation (other than a merger which will not result in more than 50% of the voting capital stock of the Corporation outstanding immediately after the effective date of such merger being owned of record or beneficially by persons other than the holders of such voting capital stock immediately prior to such merger in the same proportions in which such shares were held immediately prior to such merger), (ii) a sale of all or substantially all of the properties and assets of the Corporation as an entirety in a single transaction or in a series or related transactions to any other person or (iii) the acquisition of "beneficial ownership" by any "person" or "group" (other than Welsh, Carson, Anderson & Stowe VII, L.P. or its affiliates) of voting stock of the Corporation representing more than 50% of the voting power of all outstanding shares of such voting stock, whether by way of merger or consolidation or otherwise, the Corporation shall, not later than 20 days prior to the effective date of any such Change of Control Event, give notice thereof to the holder or holders of shares of Redeemable Preferred Stock and, in the event that within 15 days after receipt of such notice, any holder or holders of shares of Redeemable Preferred Stock shall elect, by written notice to the Corporation, to have any or all of its shares of Redeemable Preferred Stock redeemed, the Corporation shall redeem the same (in the manner and with the effect provided in subsections 2C through 2E below) not later than the effective date and time of such Change of Control Event. In addition, at any time on or after the second anniversary of the date on which shares of Series B Preferred Stock are first issued, the Corporation shall, not later than 30 days after receipt of written notice from any holder of shares of Series B Preferred Stock requesting redemption of any or all of its shares of Series B Preferred Stock, redeem such shares of Series B Preferred Stock (in the manner and with the effect provided in subparagraphs 2C through 2E below).

      As used herein, (i) the terms "person" and "group" shall have the meaning set forth in Section 1 3(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not applicable, (ii) the term "beneficial owner" shall have the meaning set forth in Rules 1 3d-3 and 1 3d-S under the Exchange Act, whether or not applicable, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or upon the occurrence of certain events, and (iii) any "person" or "group" will be deemed to beneficially own any voting stock of the Corporation so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the voting stock of a registered holder of the voting stock of the Corporation.

      2B. Optional Redemption. The Corporation may, in its sole discretion, redeem at any time and from time to time (in the manner and with the effect provided in subparagraphs 2C through 2E below), any whole number of shares of Redeemable Preferred Stock. Any date on which the Corporation elects to redeem shares of Redeemable Preferred Stock as provided in this subparagraph 2B and each date on which the Corporation shall be required to redeem shares of Redeemable Preferred Stock as provided in subparagraph 2A above shall be referred to as a "Redemption Date."

      2C. Redemption Price; Notice of Redemption. The Redeemable Preferred Stock to be redeemed on a Redemption Date shall be redeemed by paying for each share the sum of (i) $1,000, plus (ii) an amount equal to dividends accrued and unpaid thereon from the date of issuance of such share of Redeemable Preferred Stock to such Redemption Date, the sum of (i) and (ii) being herein sometimes referred to as the "Redemption Price". Not less than 20 days before such Redemption Date, written notice shall be given by mail, postage prepaid to the holders of record of the Redeemable Preferred Stock to be redeemed, such notice to be addressed to each such stockholder at his post office address as shown by the records of the Corporation, specifying the number of shares to be redeemed, the paragraph or paragraphs of this Certificate of Incorporation pursuant to which such redemption shall be made, the Redemption Price and the place and date of such redemption, which date shall not be a day on which banks in the City of New York are required or authorized to close. If such notice of redemption shall have been duly given and if on or before such Redemption Date the funds necessary for redemption shall have been set aside so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares of Redeemable Preferred Stock to be redeemed shall not have been surrendered for cancellation, after the close of business on such Redemption Date, the shares so called for redemption shall no longer be deemed outstanding, the dividends thereon shall cease to accrue, and all rights with respect to such shares shall forthwith after the close of business on the Redemption Date, cease, except only the right of the holders thereof to receive, upon presentation of the certificate representing shares so called for redemption, the Redemption Price therefor, without interest thereon.

      2D. Redeemed or Otherwise Acquired Shares to Be Retired. Any shares of the Redeemable Preferred Stock redeemed pursuant to this paragraph 2 or otherwise acquired by the Corporation in any manner whatsoever shall be permanently retired and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the number of authorized shares of Redeemable Preferred Stock accordingly.

      2E. Shares to be Redeemed. In case of the redemption, for any reason, of only part of the outstanding shares of Redeemable Preferred Stock on a Redemption Date, all shares of Redeemable Preferred Stock to be redeemed shall be selected pro rata, and there shall be so redeemed from each registered holder in whole shares, as nearly as practicable to the nearest whole share, that proportion of all the shares to be redeemed which the number of shares held of record by such holder bears to the total number of shares of Redeemable Preferred Stock at the time outstanding. Any shares of Redeemable Preferred Stock that are designated for redemption on a Redemption Date and are not so redeemed shall be redeemed as soon thereafter as possible and in the manner in which shares are otherwise redeemed on a Redemption Date, and, in such event, as provided in this subdivision I, dividends shall continue to accrue on such shares.

      3. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series A Preferred Stock and the holders of the shares of Series B Preferred Stock shall be entitled, before any distribution or payment is made upon any Class A Common Stock, Class B Common Stock or Common Stock, to be paid an amount equal to $1,000 per share plus any accrued but unpaid dividends, and the holders of the shares of Series C Preferred Stock shall be entitled before any distribution or payment is made upon any Class A Common or Common Stock to be paid an amount equal to the Series C Preferred Liquidation Value with respect to each outstanding share plus any accrued but unpaid dividends thereon (such amounts being sometimes referred to as the "Preferred Liquidation Payments"). If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of the Preferred Stock of the Corporation shall be insufficient to permit payment to such holders of the full amount of the Preferred Liquidation Payments, then the entire assets of the Corporation to be so distributed shall be distributed ratably per share among the holders of Preferred Stock in proportion to the full per share amounts to which they respectively are entitled. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of Preferred Stock shall have been paid in full the preferential amounts to which they shall be entitled as provided herein, the remaining net assets of the Corporation shall be distributed to the holders of Class A Common Stock, Class B Common Stock and Common Stock in accordance with this Certificate of Incorporation, Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Preferred Liquidation Payments to be made pursuant hereto and the place where said Preferred Liquidation Payments shall be payable shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein to the holders of record of the Preferred Stock, such notice to be addressed to each such holder at his post office address as shown by the records of the Corporation; provided, however, that failure to give notice pursuant to this sentence shall not invalidate the action involved. A Change of Control Event shall not, for purposes of this paragraph 3, be deemed a liquidation, dissolution or winding up of the Corporation,

      "Series C Preferred Liquidation Value" determined as of any date shall mean, in respect of each share of Series C Preferred Stock, an amount equal to $1,000 (appropriately adjusted to reflect stock splits and combinations and stock dividends, the "Initial Purchase Price") plus an amount equal to seven percent (7%) of the Initial Purchase Price, compounded quarterly on each of March 31, June 30, September 30 and December 31.

      4. Conversion of Convertible Preferred Stock.

      4A(l) Optional Conversion of Series B Preferred Stock. At any time on or after the second anniversary of the date on which shares of Series B Preferred Stock are first issued, subject to and upon compliance with the provisions of this paragraph 4, the holder of any share or shares of Series B Preferred Stock shall have the right, at its option, to convert any such shares of Series B Preferred Stock (except that upon any liquidation, dissolution or winding up of the Corporation or upon any redemption of the Series B Preferred Stock in accordance with paragraph 2, the right of conversion shall terminate at the close of business on the last full business day next preceding the date fixed for payment of the amount distributable on Series B Preferred Stock or payable with respect thereto) into such number of fully paid and non-assessable whole shares of Class A Common Stock as is obtained by multiplying the number of shares of Series B Preferred Stock so to be converted by $1,000 (plus any accrued and unpaid per share dividends through the time of conversion) and dividing the result by the greater of (x) $2.00 (such price, or such price as last adjusted hereunder, the "Series B Base Conversion Price") and (y) the fair market value per share of Class A Common Stock at the time of conversion as determined in good faith by the Board of Directors of the Corporation. Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series B Preferred Stock into Class A Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Series B Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address), subject to compliance with applicable laws to the extent such designation shall involve a transfer, in which the certificate or certificates for shares of Class A Common Stock shall be issued,

      4A(2) Optional Conversion of Series C Preferred Stock. At any time on or after the date on which shares of Series C Preferred Stock are first issued, subject to and upon compliance with the provisions of this paragraph 4, the holder of any share or shares of Series C Preferred Stock shall have the right, at its option, to convert any such shares of Series C Preferred Stock (except that upon any liquidation, dissolution or winding up of the Corporation or upon any redemption of the Series C Preferred Stock in accordance with paragraph 2, the right of conversion shall terminate at the close of business on the last full business day next preceding the date fixed for payment of the amount distributable on Series C Preferred Stock or payable with respect thereto) into such number of fully paid and non-assessable whole shares of Class A Common Stock as is obtained by multiplying the number of shares of Series C Preferred Stock so to be converted by the Series C Preferred Liquidation Value and dividing the result by $3.50, or by the conversion price as last adjusted and in effect at the date any share of shares of Series C Preferred Stock are surrendered for conversion (such price, or such price as last adjusted hereunder, the "Series C Conversion Price's). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series C Preferred Stock into Class A Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Series C Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address), subject to compliance with applicable laws to the extent such designation shall involve a transfer, in which the certificate or certificates for shares of Class A Common Stock shall be issued.

      4B. Issuance of Certificates: Time Conversion Effected. Promptly after the receipt by the Corporation of a written notice referred to in subparagraph 4A(1) or (2) and surrender of the certificate or certificates for the share or shares of the Convertible Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, subject to compliance with applicable laws to the extent such designation shall involve a transfer, a certificate or certificates for the number of whole shares of Class A Common Stock issuable upon the conversion of such share or shares of Convertible Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected immediately prior to the close of business on the day the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Convertible Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Class A Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

      4C. Fractional Shares Dividends: Partial Conversion. No fractional shares shall be issued upon conversion of the Convertible Preferred Stock into Class A Common Stock. In ease the number of shares of Convertible Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 4A(l) or (2) exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder thereof, at the expense of the Corporation, a new certificate or certificates for the number of shares of Convertible Preferred Stock, represented by the certificate or certificates surrendered which arc not to be converted. If any fractional interest in a share of Class A Common Stock would, except for the provisions of the first sentence of this subparagraph 4C, be deliverable upon any such conversion, the Corporation, in lieu of delivering the fractional share thereof, shall pay to the holder surrendering the Convertible Preferred Stock for conversion an amount in cash equal to the current fair value of such fractional interest as determined in good faith by the Board of Directors of the Corporation.

      4D. Adjustment of Series C Conversion Price Upon Issuance of Common Stock. Except as provided in subparagraph 4F hereof, if and whenever the Corporation shall issue or sell, or is in accordance with subparagraphs 4D(1) through 4D(5) deemed to have issued or sold, any shares of its Common Stock or Class A Common Stock for a consideration per share less than the Series C Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith, the Series C Conversion Price shall be reduced to the price (calculated to the nearest cent) determined by dividing (x) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale (including as outstanding all shares of Common Stock issuable upon conversion of (i) outstanding Class A Common Stock, Series B Preferred Stock and Series C Preferred Stock and (ii) the Corporation's Convertible Promissory Note dated June 1, 1999 issued to Baylor Health Services) multiplied by the then existing Series C Conversion Price, and (2) the consideration, if any, received by the Corporation upon such issue or sale, by (y) the total number of shares of Common Stock outstanding immediately after such issue or sale (including as outstanding all shares of Common Stock issuable upon conversion of (i) outstanding Class A Common Stock, Series B Preferred

Stock and Series C Preferred Stock and (ii) the Corporation's Convertible Promissory Note dated June 1, 1999 issued to Baylor Health Services, without giving effect to any adjustment in the number of shares so issuable by reason of such issue or sale).

      For purposes of this subparagraph 4D, the following subparagraphs 4D(1) to 4D(7) shall also be applicable:

      4D(1). Issuance of Rights or Options. In case at any time the Corporation shall in any manner grant any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock, Class A Common Stock or any stock or securities convertible into or exchangeable for Common Stock or Class A Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock or Class A Common Stock, as the case may be, is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock or Class A Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Series C Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock or Class A Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 4E(3), no adjustment of the Series C Conversion Price shall be made upon the actual issue of such Common Stock or Class A Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock or Class A Common Stock, as the case may be, upon conversion or exchange of such Convertible Securities.

      4D(2). Issuance of Convertible Securities. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock or Class A Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock and Class A Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Series C Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of

Common Stock or Class A Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph 4D(3) below, no adjustment of the Series C Conversion Price shall be made upon the actual issue of such Common Stock or Class A Common Stock, as the case maybe, upon conversion or exchange of such Convertible Securities, and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Option to purchase any such Convertible Securities for which adjustments of the Series C Conversion Price have been or are to be made pursuant to other provisions of this subparagraph 4D, no further adjustment of the Series C Conversion Price shall be made by reason of such issue or sale.

      4D(3). Change in Option Price or Conversion Rate. If (i) the purchase price provided for in any Option referred to in subparagraph 4D(l), (ii) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 4D(1) or 4D(2) or (iii) the rate at which any Convertible Securities referred to in subparagraph 4D(1) or 4D(2) are convertible into or exchangeable for Common Stock or Class A Common Stock shall change at any time (in each case other than under or by reason of provisions designed to protect against dilution), then the Series C Conversion Price in effect at the time of such event shall, as required, forthwith be readjusted to such Series C Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Series C Conversion Price then in effect hereunder shall, as required, forthwith be increased to the Series C Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock or Class A Common Stock, as the case maybe, issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in any such Option referred to in subparagraph 4D( 1) or the rate at which any Convertible Securities referred to in subparagraph 4D(1) or 4D(2) are convertible into or exchangeable for Common Stock or Class A Common Stock shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then, in case of the delivery of Common Stock or Class A Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Securities, the Series C Conversion Price then in effect hereunder shall, as required, forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Securities never been issued as to such Common Stock or Class A Common Stock, as the case may be, and had adjustments been made upon the issuance of the shares of Common Stock or Class A Common Stock delivered as aforesaid, but only if as a result of such adjustment the Series C Conversion Price then in effect hereunder is thereby reduced.

      4D(4). Stock Dividends. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock, Class A Common Stock, Options or Convertible Securities, any Common Stock, Class A Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration, and the Series C

Conversion Price shall be reduced as if the Corporation had subdivided its outstanding shares of Common Stock and Class A Common Stock into a greater number of shares, as provided in subparagraph 4E hereof.

      4D(5). Consideration for Stock. In case any shares of Common Stock, Class A Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Class A Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith, In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the Corporation, such Options shall be deemed to have been issued without consideration.

      4D(6). Treasury Shares. The number of shares of Common Stock and Class A Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock or Class A Common Stock for the purposes of this subparagraph 4D.

      4D(7). Record Date. In case the Corporation shall take a record of the holders of its Common Stock or Class A Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Class A Common Stock, Options or Convertible Securities, or (ii) to subscribe for or purchase Common Stock, Class A Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock or Class A Common Stock, as the case may be, deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case maybe, provided that such shares of Common Stock or Class A Common Stock, as the case may be, shall in fact have been issued or sold.

      4E. Subdivision or Combination of Stock. In case the Corporation shall at any time subdivide its outstanding shares of Class A Common Stock into a greater number of shares or shall declare or pay a dividend on its outstanding shares of Class A Common Stock payable in shares of Class A Common Stock, then in each case the Series B Base Conversion Price and the Series C Base Conversion Price shall be similarly reduced, and conversely, in case the outstanding shares of Class A Common Stock of the Corporation shall be combined into a smaller number of shares, the Base Conversion Price shall be similarly increased.

      4F Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Series C Conversion Price upon the occurrence of any of the following events: (i) the issuance of Class A Common Stock upon conversion of outstanding shares of Series B Preferred Stock or Series C

Preferred Stock, (ii) the issuance and sale of, or grant of options to purchase shares of Common Stock or Class A Common Stock to employees and advisors of the Corporation pursuant to the Corporation's stock option plan or otherwise approved by the Board of Directors of the Company, (iii) the issuance of Common Stock upon conversion of outstanding shares of Class B Common Stock, and (iv) the issuance and sale of shares of Class B Common Stock pursuant to the Stockholders Agreement.

      4G. Reorganization. Reclassification. Merger of Sale. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way (including, without limitation, by way of consolidation or merger) that holders of Class A Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Class A Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provision shall be made whereby each holder of a share or shares of Convertible Preferred Stock shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Class A Common Stock of the Corporation immediately theretofore receivable upon the conversion of such share or shares of Convertible Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Class A Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization or reclassification not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights. In the event of a merger or consolidation of the Corporation as a result of which a greater or lesser number of shares of common stock of the surviving corporation are issuable to holders of Class A Common Stock of the Corporation outstanding immediately prior to such merger or consolidation, the Series B Base Conversion Price and the Series C Base Conversion Price shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Class A Common Stock of the Corporation. The Corporation will not effect any such consolidation or merger, or any sale of all or substantially all its assets and properties, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to each holder of shares of Convertible Preferred Stock at the last address of such holder appearing on the books of the Corporation, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

      4H. Notice of Adjustment. Upon any adjustment made pursuant to 4C or 4D, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of shares of Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the number of shares of Class A Common Stock or other securities, cash or property issuable upon conversion of the Convertible Preferred Stock resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

      4I. Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon the conversion of the Convertible Preferred Stock as herein provided, such number of shares of Class A Common Stock as shall then be issuable upon the conversion of all outstanding shares of Convertible Preferred Stock, All shares of Class A Common Stock which shall be so issued shall be duly and validly issued and fully paid and non-assessable and free from all taxes, liens and charges arising out of or by reason of the issue thereof. The Corporation will take all such action within its control as may be necessary on its part to assure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Class A Common Stock of the Corporation may be listed.

      4J. No Reissuance of Convertible Preferred Stock. Shares of Convertible Preferred Stock which are converted into shares of Class A Common Stock as provided herein shall not be reissued.

      4K. Issue Tax. The issuance of certificates for shares of Class A Common Stock upon conversion of the Convertible Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Convertible Preferred Stock which is being converted.

      4L. Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Convertible Preferred Stock or of any shares of Class A Common Stock issued or issuable upon the conversion of any shares of Convertible Preferred Stock in any manner which interferes with the timely conversion of such Convertible Preferred Stock.

      4M(1). Definition of Class A Common Stock. As used in this paragraph 4, the term "Class A Common Stock" shall mean and include the Corporation's authorized Class A Common Stock, $.01 par value, as constituted on the date of filing of this Certificate of Amendment to the Certificate of Incorporation and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Class A Common Stock receivable upon conversion of shares of the Convertible Preferred Stock, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraphs 4C and 4D, shall include only shares designated as Class A Common Stock of the Corporation on June 1, 2000.

      4M(2). Definition of Common Stock. As used in this paragraph 4, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, $.01 par value, as constituted on the date of filing of this Certificate of Amendment to the Certificate of Incorporation and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of the Convertible Preferred Stock, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraphs 4C and 4D, shall include only shares designated as Common Stock of the Corporation on June 1,2000.

      5. Restrictions. At any time when shares of Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by this Certificate of Incorporation, and in addition to any other vote required by law, without the prior consent of the holders of a majority of the outstanding Preferred Stock, given in person or by proxy, either in writing or at a special meeting called for that purpose, at which meeting the holders of the shares of such Preferred Stock shall vote together as a class:

      (a) The Corporation will not (i) create or authorize the creation of any additional class or series of shares unless the same ranks junior to the Preferred Stock as to the distribution of assets upon the liquidation, dissolution or winding up of the Corporation and as to the distribution of dividends, (ii) increase the authorized amount of the Preferred Stock or the authorized amount of any additional class or series of shares unless the same ranks junior to the Preferred Stock as to the distribution of assets upon the liquidation, dissolution or winding up of the Corporation and as to the distribution of dividends, or (iii) create or authorize any obligation or security convertible into shares of Preferred Stock or into shares of any other class or series unless the same ranks junior to the Preferred Stock as to the distribution of assets upon the liquidation, dissolution or winding up of the Corporation and as to the distribution of dividends, in each such case whether any such creation or authorization or increase shall be by means of amendment of the Certificate of Incorporation, merger, consolidation or otherwise.

      (b) The Corporation will not amend, alter or repeal the Corporation's Certificate of Incorporation or By-laws in any manner, or file any directors' resolutions pursuant to Section 151(g) of the General Corporation Law of the State of Delaware containing any provision, in either case, which adversely affects the respective preferences, qualifications, special or relative rights or privileges of the Preferred Stock or which in any manner adversely affects the Preferred Stock or the holders thereof. In addition, no action shall be taken that would adversely alter or change the powers, preferences or special rights of one, series of Preferred Stock, but not so affect all of the Preferred Stock, without the consent of the holders of a majority of the outstanding stock of such series of Preferred Stock voting separately as a class.

      In addition, no such action shall be taken that would have the effect of creating any additional differences between the respective preferences, qualifications, special or relative rights or privileges of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock without the consent of the holders of a majority of the outstanding Series A Preferred Stock, the consent of the holders of a majority of the outstanding Series B Preferred Stock and the consent of the holders of a majority of the outstanding Series C Preferred Stock, voting separately.

      (c) The Corporation will not enter into any transaction that will result in the occurrence of a Change of Control Event.

      6. Voting. Except as otherwise required by law or this Certificate of Incorporation, the holders of Series A Preferred Stock and Series B Preferred Stock shall have no vote on any matters to be voted on by the stockholders of the Corporation. Except as otherwise provided by law and this Certificate of Incorporation, the holders of Series C Preferred Stock shall vote together with the holders of Common Stock on all matters to be voted on by the stockholders of the Corporation, and each share of Series C Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Class A Common Stock (including fractions of a share) into which each share of Series C Preferred Stock is then convertible.

                                       II.

           CLASS A COMMON STOCK, CLASS B COMMON STOCK AND COMMON STOCK

      Except as otherwise expressly provided herein, all shares of Common Stock, Class A Common Stock and Class B Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges,

      1. Dividends. The holders of shares of Class A Common Stock, Class B Common Stock and Common Stock shall be entitled to receive such dividends as from time to time may be declared by the Board of Directors of the Corporation out of any funds legally available therefor, subject to the provisions of subdivision I above with respect to the rights of holders of the Preferred Stock. The Corporation shall declare a dividend on the Class A Common Stock and Class B Common Stock on each occasion that dividends are declared on the Common Stock of the Corporation. No dividend shall be paid on or declared and set apart for the shares of any class of common stock for any dividend period unless at the same time a like proportionate dividend for the same dividend period shall be paid on or declared and set apart for the shares and all other classes of common stock of the Corporation. The holders of shares of Class A Common Stock and Common Stock shall receive dividends in accordance with the number of shares of Class A Common Stock or Common Stock then outstanding. Each holder of shares of Class B Common Stock shall receive a dividend equal to the dividend that would have been payable to such holder if the shares of Class B Common Stock had been converted into Common Stock on the date of determination of holders of Common Stock entitled to receive such dividend.

      2. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, (i) pursuant to and as more particularly described in paragraph 4, all shares of Class B Common Stock shall automatically convert into the number of shares of Common Stock specified in paragraph 4, and (ii) subject to the prior rights of the holders of Preferred Stock, the holders of the shares of Class A Common Stock and Common Stock, according to the number of shares of Class A Common Stock and Common Stock then outstanding, shall be entitled to share ratably in all assets of the Corporation available for distribution to its stockholders; provided, however, (x) that in the event that the amount available for distribution to the holders of Class A Common Stock is insufficient to permit the holders of Class A Common Stock to be paid an amount equal to (1) the original per share purchase price paid to the Corporation with respect to each such share of Class A Common Stock plus any accrued but unpaid dividends, or, (2) with respect to those shares of Class A Common Stock outstanding as a result of the conversion of shares of Series B Preferred Stock, $2.00 per share plus any accrued but unpaid dividends, or (3) with respect to those shares of Class A Common Stock outstanding as a result of the conversion of shares of Series C Preferred Stock, $3.50 per share plus any accrued and unpaid dividends (such amounts being sometimes referred to as the "Class A Liquidation Payments"), then the holders of Class A Common Stock shall be entitled before any distribution or payment is made upon any Common Stock, to be paid an amount equal to the Class A Liquidation Payments and (y) that if the assets to be distributed among the holders of the Class A Common Stock shall be insufficient to permit payment to such holders of the full amount of the Class A Liquidation Payments, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Class A Common Stock. Upon any such liquidation, dissolution or winding up of the Corporation in which the amount available for distribution to the holders of Class A Common Stock is sufficient to permit such holders to be paid the full amount of the Class A Liquidation Payments (as described in clauses (x) and (y) above), after the holders of Class A Common Stock shall have been paid in full the preferential amounts to which they shall be entitled as provided herein, all remaining assets of the Corporation which are available for distribution to its stockholders shall be distributed ratably among the holders of Common Stock. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Class A Liquidation Payments and the place where said Class A Liquidation Payments shall be payable, shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of Class A Common Stock, such notice to be addressed to each such holder at his post office address as shown by the records of the Corporation; provided, however, that failure to give notice pursuant to this sentence shall not invalidate the action involved. A Change of Control Event shall not, for purposes of this paragraph 2, be deemed a liquidation, dissolution or winding up of the Corporation.

      3. Conversion of Class A Common Stock.

      3A. Optional Conversion of Class A Common Stock. Subject to and upon compliance with the provisions of this paragraph 3 and after receiving the written consent of the holders of the majority of the outstanding shares of Class A Common Stock ("Conversion Consent"), the holder of any share or shares of Class A Common Stock shall have the right, at its option, to convert any such shares of Class A Common Stock (except that upon any liquidation, dissolution or winding up of the Corporation the right of conversion shall terminate at the close of business on the last full business day next preceding the date fixed for payment of the amount distributable on Class A Common Stock) into an equal number of fully paid and non-assessable whole shares of Common Stock. Such rights of conversion shall be exercised by the holder thereof by giving written notice (which notice shall attach the Conversion Consent) that the holder elects to convert a stated number of shares of Class A Common Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Class A Common Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address), subject to compliance with applicable laws to the extent such designation shall involve a transfer, in which the certificate or certificates for shares of Common Stock shall be issued.

      3B. Automatic Conversion of Class A Common Stock. Notwithstanding anything else herein to the contrary in this Section 3, in the event that, at any time while any of the Class A Common Stock shall be outstanding, (i) the Corporation shall complete a firm commitment underwritten public offering of Common Stock registered under the Securities Act of 1933, as amended, in which (x) the aggregate price paid for such shares by the public shall be at least $30,000,000 and (y) the price per share paid by the public for such shares shall be at least $6 per share (appropriately adjusted to reflect stock splits and combinations and stock dividends) (a "Qualified Offering") or (ii) a majority of the issued shares of Class A Common Stock shall have been converted into Common Stock, then all outstanding shares of Class A Common Stock shall be automatically and without further action on the part of the holders of the Class A Common Stock converted into shares of Common Stock in accordance with the terms of subsection 3A hereof with the same effect as if the certificates evidencing such shares had been surrendered for conversion, such conversion to be effective immediately prior to the closing of such Qualified Offering or immediately prior to the conversion of Class A Common Stock satisfying clause (ii) above, as the case may be; provided, however, that certificates evidencing the shares of Common Stock issuable upon such conversion shall not be issued except on surrender of the certificates for the shares of the Class A Common Stock so converted.

      3C. Issuance of Certificates: Time Conversion Effected. Promptly after the receipt by the Corporation of the written notice referred to in subparagraph 3A and surrender of the certificate or certificates for the share or shares of the Class A Common Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, subject to compliance with applicable laws to the extent such designation shall involve a transfer, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Class A Common Stock. To the extent permitted by law, such conversion shall be deemed to have been effected immediately prior to the close of business on the day the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Class A Common Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

      3D. Fractional Shares: Dividends: Partial Conversion. No fractional shares shall be issued upon conversion of the Class A Common Stock into Common Stock, nor shall any payment or adjustment be made upon any conversion on account of any cash dividends on the Class A Common Stock so converted or the Common Stock issued upon such conversion. In case the number of shares of Class A Common Stock represented by the certificate or certificates surrendered pursuant to subparagraph 3A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder thereof, at the expense of the Corporation, a new certificate or certificates for the number of shares of Class A Common Stock, represented by the certificate or certificates surrendered which are not to be converted. If any fractional interest in a share of Common Stock would, except for the provisions of the first sentence of this subparagraph 3D, be deliverable upon any such conversion, the Corporation, in lieu of delivering the fractional share thereof, shall pay to the holder surrendering the Class A Common Stock for conversion an amount in cash equal to the current fair value of such fractional interest as determined in good faith by the Board of Directors of the Corporation.

      3E. Subdivision or Combination of Stock. In case the Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares or shall declare or pay a dividend on its outstanding shares of Common Stock payable in shares of Common Stock, then in each case the Class A Common Stock shall be similarly subdivided, and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Class A Common Stock shall be similarly combined.

      3F. Reorganization. Reclassification, Merger or Sale. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way (including, without limitation, by way of consolidation or merger) that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provision (in form satisfactory to the holders of at least a majority of the outstanding shares of Class A Common Stock) shall be made whereby each holder of a share or shares of Class A Common Stock shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the conversion of such share or shares of Class A Common Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization or reclassification not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof shall thereafter be applicable, as nearly as maybe, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights. In the event of a merger or consolidation of the Corporation as a result of which a greater or lesser number of shares of common stock of the surviving corporation are issuable to holders of Common Stock of the Corporation outstanding immediately prior to such merger or consolidation, the number of shares of Common Stock into which Class A Common Stock may be converted shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Corporation. The Corporation will not effect any such consolidation or merger, or any sale of all or substantially all its assets and properties, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument (in form reasonably satisfactory to the holders of at least a majority of the shares of Class A Common Stock at the time outstanding) executed and mailed or delivered to each holder of shares of Class A Common Stock at the last address of such holder appearing on the books of the Corporation, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive,

      3G. Notice of Adjustment. Upon any adjustment made pursuant to 3E or 3F, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of shares of Class A Common Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the number of shares of Common Stock or other securities, cash or property issuable upon conversion of the Class A Common Stock resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

      3H. Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of issuance upon the conversion of the Class A Common Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Class A Common Stock. All shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and non-assessable and free from all taxes, liens and charges arising out of or by reason of the issue thereof, The Corporation will take all such action within its control as may be necessary on its part to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Corporation may be listed.

      3I. No Reissuance of Class A Common Stock. Shares of Class A Common Stock which are converted into shares of Common Stock as provided herein shall not be reissued,

      3J. Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of the Class A Common Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Class A Common Stock which is being converted.

      3K. Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Class A Common Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Class A Common Stock in any manner which interferes with the timely conversion of such Class A Common Stock,

      3L. Definition of Common Stock. As used in this paragraph 3, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, $.01 par value, as constituted on June 1, 2000 and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of the Class A Common Stock, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraphs 3E or 3F, shall include only shares designated as Common Stock of the Corporation on June 1, 2000.

      4. Conversion of Class B Common Stock.

      4A. Optional Conversion of Class B Common Stock. Subject to and upon compliance with the provisions of this paragraph 4 and at any time prior to the occurrence of a Triggering Event (as defined below), the holder of the outstanding shares of Class B Common Stock shall have the right, at its option, to convert all such shares of Class B Common Stock into shares of the common capital stock ("USPE Shares") of United Surgical Partners Europe, S .L., a company organized under the laws of Spain ("USPE"), in accordance with the formula set forth in subsection 4D hereof. The conversion right granted by this subsection 4A shall be on a one-time, all or none basis with respect to all of the outstanding shares of Class B Common Stock. Such right of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert all of the shares of Class B Common Stock into USPE Shares and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder of the Class B Common Stock) at any time during its usual business hours, together with a statement of the name or names (with address), subject to compliance with applicable laws to the extent such designation shall involve a transfer, in which the USPE Shares shall be issued, To the extent permitted by law, such conversion shall be deemed to have been effected immediately prior to the close of business on the day the certificate or certificates for such shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such shares of Class B Common Stock shall cease, and the person or persons in whose name or names any certificate or certificates for USPE Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby. Notwithstanding the provisions of the preceding sentence, the holder of shares of Class B Common Stock shall have the right to deliver written notice of conversion which provides (i) that the conversion of the Class B Common Stock into USPE Shares is conditioned upon the occurrence of a specified USPE Triggering Event, and (ii) that such holder may rescind the conversion notice by delivering written notice of such rescission to the Corporation in the manner provided above prior to the conversion of the Class B Common Stock; if the holder of the Class B Common Stock delivers a conditional notice as provided herein, the conversion of the Class B Common Stock shall be effective immediately prior to the applicable USPE Triggering Event (unless rescinded as provided above).

      4B. Automatic Conversion of Class B Common Stock. Upon the occurrence of a Triggering Event at the Corporation or USPE, all outstanding shares of Class B Common Stock shall be automatically and without further action on the part of the holders of the Class B Common Stock converted into shares of Common Stock in accordance with the terms of subsection 4C hereof, such conversion to be effective immediately prior to the Triggering Event; provided, however, that certificates evidencing the shares of Common Stock issuable upon such conversion shall not be issued except on surrender of the certificates for the shares of the Class B Common Stock so converted. The Corporation shall provide the holders of the shares of Class B Common Stock at least 30 days (or such shorter period as may be acceptable to the holders) prior written notice of the proposed Triggering Event. Such notice will be sent by first class mail, postage prepaid, addressed to each holder of shares of Class B Common Stock at the address of such holder as shown on the books of the Corporation and the Corporation shall also concurrently provide notice to such holders by e-mail or facsimile transmission; provided, however, that failure to give notice pursuant to this sentence shall not invalidate the underlying Triggering Event, Notwithstanding the foregoing, in addition to any other remedies available under applicable law, if the Corporation fails to give notice of a Triggering Event pursuant to the provisions of this Section 4B, the holders of the Class B Common Stock (immediately prior to the occurrence of such Triggering Event) shall have the right to cause the Corporation to convert such holders Common Stock issued upon conversion of such Class B Common Stock into USPE Shares or, if as of such time a USPE Triggering Event shall have occurred, to exchange such Common Stock into the consideration that such holder would have received in connection with the USPE Triggering Event had such holder exercised its conversion rights under
Section 4A prior to such USPE Triggering Event; the right set forth in this sentence shall expire thirty days after the Corporation shall have delivered notice of the applicable Triggering Event to such holder.

      4C. USPI Conversion Ratio. Each share of Class B Common Stock shall, upon the occurrence of a Triggering Event, be converted into that number of fully paid and non-assessable whole shares of Common Stock which results from the product of one times the USPI Conversion Ratio, The USPI Conversion Ratio is:

      (QI x .07) + (HMTIS x ERI/ERL) + ~HMTCO)
      ----------------------------------------
      (HMTIS x ERI/ERL) + (HMTCO)

      Where,

      QI = the number of shares issued in a Qualified Investment (as defined in the Stockholders Agreement)

      ERI = 160 Spanish pesetas (or, if as of the applicable time, the Spanish peseta is no longer in use, then equivalent amount as of the applicable date in Euros)

      ERL = the Exchange Rate, in Spanish pesetas per dollar, on the date of the Triggering Event (or, if as of the applicable time, the Spanish peseta is no longer in use, then equivalent amount as of the applicable date in Euros)

      HMTIS = the number of shares of Class B Common Stock outstanding on the date hereof (1,000,000)

      HMTCO = the number of shares of Class B Common Stock issued in HMT Co-Investments (as defined in the Stockholders Agreement)

      For purposes of this ratio, notwithstanding the fact that QI represents shares of capital stock of USPE and not USPI, QI, HMTIS and HMTCO shall be appropriately adjusted to reflect stock splits and combinations and stock dividends of the Class B Common Stock or the Common Stock but not the USPE Shares)

      4D. USPE Conversion Formula. All of the outstanding shares of Class B Common Stock shall, upon the exercise of the conversion right granted by subsection 4A hereof, be converted into that number of fully paid and non-assessable whole USPE Shares which results in a percentage ownership in USPE equal to that obtained by applying the following formula:

      (BV x .12) + (QI x .07) + MCOINV
      --------------------------------
                    BV+QI

      Where,

      BV = the Corporation's equity investment in USPE on the date hereof ($29,752,664)

      QI = the Corporation's additional equity investments in USPE after the date hereof, in dollars (measured as of the date of each such investment based upon the Exchange Rate in effect on each such date)

      MCOINV = the dollar value of shares of Class B Common Stock issued pursuant to HMT Co-Investments (as defined in the Stockholders Agreement) (measured as of the date of each such investment based upon the Exchange Rate in effect on each such date)

      4E. Stock to be Reserved. USPE and the Corporation, as applicable, will at all times reserve and keep available out of the authorized but unissued USPE Shares or Common Stock, as applicable, solely for the purpose of issuance upon conversion in accordance with subsection 4A or 4B, as applicable, such number of USPE Shares or shares of Common Stock, as applicable, as shall then be issuable upon the conversion of all outstanding shares of Class B Common Stock, With respect to USPE Shares issuable upon conversion of the Class B Common Stock, USPI undertakes to transfer the applicable number of USPI's USPE Shares to the holder of such converted Class B Common Stock or, alternatively, to pass a shareholders' resolution at USPE in order to agree to a share capital increase in USPE to provide the applicable number of USPE Shares which shall be subscribed by the holder of the converted Class B Common Stock by means of a contribution in kind of such holder's converted Class B Common Stock. USPE and the Corporation, as applicable, shall take all such action within their control as may be necessary on their part to assure that all such shares may be so issued without violation of any applicable law or regulation, or of any requirements of any securities exchange upon which such shares may be listed.

      4F. Issuance of Certificates: No Fractional Shares. Promptly after the receipt by the Corporation of the written notice referred to in subsection 4A or the Triggering Event giving rise to a conversion under subsection 4B and surrender by the holder of the certificate or certificates representing the holder's shares of Class B Common Stock, USPE or the Corporation, as appropriate, shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, subject to applicable law to the extent such designation shall involve a transfer, a certificate or certificates for the number of whole USPE Shares or shares of Common Stock, as applicable, issuable upon the conversion of the holder's Class B Common Stock. If any fractional interest in a USPE Share or share of Common Stock would, except for the provisions of this subsection, be deliverable upon conversion, the Corporation, in lieu of delivery by USPE or the Corporation, as appropriate, of the fractional share thereof, shall pay to the holder upon surrender of the certificates representing the holder's Class B Common Stock for conversion an amount in cash equal to the current fair market value of such fractional interest as determined in good faith by the Board of Directors of the Corporation.

      4G. Subdivision or Combination of Stock. In case the Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares or shall declare or pay a dividend on its outstanding shares of Common Stock payable in shares of Common Stock, then in each case the Class B Common Stock shall be similarly subdivided, and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Class B Common Stock shall be similarly combined.

      4H. Reorganization. Reclassification, Merger or Sale. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way (including, without limitation, by way of consolidation or merger) that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provision (in form satisfactory to the holders of at least a majority of the outstanding shares of Class B Common Stock) shall be made whereby each holder of a share or shares of Class B Common Stock shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the conversion of such share or shares of Class B Common Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization or reclassification not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights. In the event of a merger or consolidation of the Corporation as a result of which a greater or lesser number of shares of common stock of the surviving corporation are issuable to holders of Common Stock of the Corporation outstanding immediately prior to such merger or consolidation, the number of shares of Common Stock into which the Class B Common Stock may be converted shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Corporation. The Corporation will not effect any such consolidation or merger, or any sale of all or substantially all its assets and properties, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument (in form reasonably satisfactory to the holders of at least a majority of the outstanding shares of Class B Common Stock at the time outstanding) executed and mailed or delivered to each holder of shares of Class B Common Stock at the last address of such holder appearing on the books of the Corporation, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

      4I. Notice of Adjustment. Upon any adjustment made pursuant to 4G or 4H, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of shares of Class B Common Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the number of USPE Shares or shares of Common Stock or other securities, cash or property issuable upon conversion of the Class B Common Stock resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

      4J. Cancellation of Class B Common Stock upon Conversion. Upon any conversion under subsection 4A or 4B, the holder's Class B Common Stock shall be canceled and shall cease to be outstanding.

      4K. Issue Tax. The issuance of certificates for USPE Shares or shares of Common Stock upon conversion of the Class B Common Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Class B Common Stock which is being converted.

      4L. Definition of Triggering Event. As used in this paragraph 4, the term "Triggering Event" at the Corporation or USPE means any of the following: (i) a consolidation or merger of the Corporation or USPE, as applicable, with or into any other entity (other than a merger which will not result in more than 50% of the voting capital stock of the Corporation or USPE, as applicable, outstanding immediately after the effective date of such merger being owned of record or beneficially by persons other than the holders of such voting capital stock immediately prior to such merger in the same proportions in which such shares were held immediately prior to such merger), (ii) a sale of all or substantially all of the properties and assets of the Corporation or USPE, as applicable, as an entirety in a single transaction or in a series of transactions to any other person or persons, (iii) the acquisition of "beneficial ownership" by any "person" or "group" (other than Welsh, Carson, Anderson & Stowe VII, L.P. or its affiliates) of voting stock of the Corporation or USPE, as applicable, representing more than 50% of the voting power of all outstanding shares of such voting stock, whether by way of merger, consolidation or otherwise, (iv) the completion by the Corporation or USPE, as applicable, of a firm commitment underwritten public offering of Common Stock or USPE Shares, as applicable, registered under applicable securities laws, in which (x) the aggregate price paid for such shares by the public is at least $30,000,000, or (y) the price per share paid by the public shall be at least $6 per share (appropriately adjusted to reflect stock splits and combinations and stock dividends), (v) a sale by the Corporation, to one or more persons other than affiliates of the Corporation, of all USPE Shares as an entirety in a single transaction or in a series of related transactions (any such sale constituting a Triggering Event at USPE, not at the Corporation), and (vi) any liquidation, dissolution or winding up of the Corporation or USPE, as applicable, whether voluntary or involuntary.

      As used herein (i) the terms "person" and "group" shall have the meanings set forth in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not applicable, (ii) the term "beneficial ownership" shall have the meaning set forth in Rules 13(d)-3 and 13(d)-5 under the Exchange Act, whether or not applicable, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or upon the occurrence of certain events, and (iii) any "person" or "group" will be deemed to beneficially own any voting stock of the Corporation or USPE, as applicable, so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the voting stock of a registered holder of the voting stock of the Corporation or USPE, as applicable.

      5. Voting. Except as otherwise required by law or this Certificate of Incorporation, the holders of the Class A Common Stock, Class B Common Stock and Common Stock shall be entitled to notice of any stockholders meeting in accordance with the By-laws of the Corporation and to vote together as a class upon any matter submitted to the stockholders for a vote as follows: (x) each holder of Class A Common Stock shall be entitled to 10 votes for each share of Common Stock which would be issuable to such holder upon the conversion of all the shares of Class A Common Stock so held on the record date for the determination of stockholders entitled to vote and (ii) each holder of Class B Common Stock and Common Stock shall have one vote per share.

      FIFTH: The Corporation is to have perpetual existence.

      SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized and empowered to make, alter or repeal the By-laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any By-law made by the Board of Directors.

      SEVENTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation; and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

      EIGHTH: (1) The Corporation shall, to the fullest extent permitted by
Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities and other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The expenses (including attorney's fees) incurred by such persons in defending any civil, criminal, administrative, or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation.

      (2) No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit,

                                                          SIGNATURE PAGE FOLLOWS

                                                                       EXHIBIT B

                                 PROMISSORY NOTE
                                 [Form of Note]

$___________                                                       Dallas, Texas
                                                         _________________, 2000

      FOR VALUE RECEIVED, the undersigned, HEALTH DREAM TEAM, S.C., a company incorporated in Spain ("Maker"), promises to pay to the order of UNITED SURGICAL PARTNERS INTERNATIONAL, INC., a company incorporated in the State of Delaware ("Payee" or the "Company"), on or before the fourth anniversary hereof (the "Payment Date"), the sum of _________________ Dollars ($___________), together with simple interest thereon at a rate equal to five percent (5%) per annum commencing on the date hereof. Mature unpaid principal and interest shall bear interest at the lesser of (i) ten percent (10%) per annum and (ii) the highest rate permitted by applicable law, from the date of maturity until paid in full. No payments of principal on this Note shall be due or payable prior to the Payment Date unless otherwise accelerated pursuant to Section 2 hereof. On the Payment Date, the Maker shall pay the Payee an amount equal to the entire unpaid principal balance of this Note (or, as provided in Section 2(iv) hereof, the Applicable Prorata Portion thereof) plus all accrued but unpaid interest on the accelerated portion of such principal amount. The principal and accrued interest on this Note shall be due and payable in lawful money of the United States of America, in Dallas, Texas at the office of Payee, 1'7103 Preston Road, Suite 200, Dallas, Texas 75248.

      1. PREPAYMENTS. Maker shall be entitled to prepay the unpaid principal balance hereof, in whole or in part, without premium or penalty.

      2. ACCELERATION. The outstanding principal amount of this Note, plus interest accrued thereon through the date of payment, shall accelerate and become due and payable pursuant to the following provisions:

      (i) if at any time while any amount of this Note shall be outstanding, a Triggering Event (as defined in the Company's Amended and Restated Certificate of Incorporation (the "Certificate")) shall occur in which the Maker receives as a cash payment, they, the outstanding principal amount of this Note, plus interest accrued thereon through the date of payment, equal to such cash payment shall accelerate and become due and payable as of the seventh day after the date (if earlier than the Payment Date) of receipt of such cash payment by the Maker; provided, that if such cash payment is in excess of the outstanding principal amount of this Note, then the entire outstanding principal amount of this Note, plus interest accrued thereon through the date of payment, shall accelerate and become due and payable as of such date;

      (ii) if at any time while any amount of this Note shall be outstanding a Triggering Event shall occur in which the Maker shall receive freely tradable securities, then the outstanding principal amount of this Note, plus accrued interest thereon through the date of payment, equal to the value of such securities (on the date described below) shall accelerate and become due and payable as of the date (if earlier than the Payment Date) that is six months after the date of receipt of such securities by the Maker; provided, that if such securities are valued (on the date described above) at an amount in excess of the outstanding principal amount of this Note, then the entire outstanding principal amount of this Note, plus interest accrued thereon through the date of payment, shall accelerate and become due and payable as of such date;

      (iii) if at any time while any amount of this Note shall be outstanding the Payee shall complete an IPO (as defined in the Certificate) of its shares of common stock, then the entire outstanding principal amount of this Note, plus interest accrued thereon through the date of payment, shall accelerate and become due and payable as of the date (if earlier than the Payment Date) that is six months after the consummation of the IPC?; and

      (iv) if a guarantor of this Note who previously provided services to United Surgical Partners Europe, S:L., a company organized under the laws of Spain ("USPE"), whether pursuant to a management contract or otherwise, ceases providing services to USPE, then the Applicable Pro Rata Portion of the unpaid principal balance of this Note and any accrued but unpaid interest thereon shall become due and payable 120 days after the cessation of services and the Maker shall make such mandatory prepayment 120 days after the cessation of services, unless (x) Maker and the Company shall agree upon a replacement manager or guarantor who shall become a shareholder of Maker and guarantor under this Note within said time period, (y) the other shareholders of Maker who provide management services to USPE acquire the guarantor's shares of Maker in accordance with the provisions of the Stockholders Agreement (hereinafter defined), or (z) the Company does not exercise its option to acquire from Maker shares of the Company as a consequence of the guarantor's cessation of services. The "Applicable Pro Rata Portion" means the entire unpaid principal balance of this Note and any accrued but unpaid interest thereon times the percentage of Maker's capital shares held by such guarantor at the time this Note was initially made.

      3. EVENTS of DEFAULT. If not otherwise then due and payable, the entire unpaid principal balance of this Note shall immediately become due and payable upon the occurrence of any of the following events (each a "Default"):

      3.1 Failure to Pay Note. Any of the indebtedness evidenced hereby is not paid when due, whether by demand or otherwise, and if such default shall continue for a period of five (S) days.

      3.2 Bankruptcy or Insolvency. Maker:

      (a) (i) Executes an assignment for the benefit of creditors, or takes any action in furtherance thereof; or (ii) admits in writing its inability to pay, or fails to pay, its debts generally as they become due; or (iii) as a debtor, files a petition, case, proceeding or other action pursuant to, or voluntarily seeks the benefit or benefits of, any law, domestic or foreign, as now or hereafter in effect relating to bankruptcy, insolvency, liquidation, suspension of payments, receivership, reorganization, arrangement, composition, extension or adjustment of debts, or similar laws affecting the rights of creditors (such laws being herein called "Debtor Relief Laws"), or takes any action in furtherance thereof or in preparation therefor; or (iv) seeks the appointment of a receiver, trustee, custodian or liquidator of any of the property now or hereafter encumbered as security for this Note or for any other indebtedness now or hereafter owing by Maker to Payee; or

      (b) Suffers the filing of a petition, case, proceeding or other action against it as a debtor under any Debtor Relief Law or seeking appointment of a receiver, trustee, custodian or liquidator of any of the property now or hereafter encumbered as security for this Note or any part thereof, and (i) admits, acquiesces in or fails to contest diligently the material allegations thereof, or (ii) the petition, case, proceeding or other action results in entry of any order for relief or order granting relief sought against it, or (iii) in a proceeding under the Federal Bankruptcy Code, the case is converted from one chapter to another, or (iv) fails to have the petition, case, proceeding or other action permanently dismissed or discharged on or before the earlier of trial thereon or sixty (60) days next following the date of its filing.

      3.3 Nonperformance of Covenants.

      (a) Any representation or warranty made by the Maker herein, in the Stockholders Agreement among Maker, Payee and USPE dated September 26, 2000 (the Stockholders Agreement"), or in the Management Agreement between Maker and UPE dated September 6, 2000 (the "Management Agreement"), shall prove to have been incorrect or untrue in any material respect on or as of the date made; or

      (b) The Maker shall default in the observance or performance of any material term, covenant or agreement contained herein, in the Stockholders Agreement or in the Management Agreement.

      4. CUMULATIVE RIGHTS. No delay on the part of the holder of this Note in the exercise of any power or right under this Note shall operate as a waiver thereof, nor shall a single or partial exercise of any such power or right. Enforcement by the holder of this Note of any security for the payment hereof shall not constitute an election by it of remedies so as to preclude the exercise of any other remedy available to it.

      5. WAIVER. Maker, and each surety, endorser, guarantor, and other party ever liable for the payment of any sum of money payable on this Note, jointly and severally waive demand, presentment, protest, notice of nonpayment, notice of intention to accelerate, notice of protest, notice of acceleration and any and all lack of diligence or any delay in collection or the filing of suit hereon which may occur, and agree that their liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

      6. ATTORNEYS' FEES AND COSTS. In the event a Default shall occur, and in the event that thereafter this Note is placed in the hands of an attorney for collection, or in the event this Note is collected in whole or in part through legal proceedings of any nature, then and in any such case, Maker promises to pay all reasonable costs of collection, including but not limited to reasonable attorneys' fees incurred by the holder hereof on account of such collection, whether or not suit is filed.

      7. NOTICES. Any notice or demand given hereunder by the holder hereof shall be deemed to have been given and received (a) when actually delivered to the address of the party to be notified if delivered in person, or (b) if mailed, on the earlier of the date actually delivered to the address of the party to be notified or (whether ever so delivered or not) on the third Business Day (hereinafter defined) after it is enclosed in an envelope, addressed to the party to be notified, properly stamped, sealed and deposited in the mail, certified, return receipt requested. For purposes hereof, the address of Maker is

      8. GOVERNING LAW. The laws of the State of Delaware shall govern the construction, validity, enforcement and interpretation hereof, except to the extent federal laws otherwise govern the validity, construction, enforcement and interpretation hereof.

      9. HEADINGS; CONSTRUCTION. The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof. Words used herein of any gender shall be construed to include any other gender where appropriate, and words used herein which are either singular or plural shall be construed to include the other where appropriate.

      10. SUCCESSORS AND ASSIGNS. All of the covenants, stipulations, promises and agreements in this Note contained by or on behalf of Maker shall bind its successors and assigns, whether so expressed or not; provided, however, that Maker may not, without the prior consent of Payee, assign any rights, duties or obligations under this Note.

      11. PAYMENTS; BUSINESS DAY. Each payment or prepayment hereon must be paid at the office of Payee specified above in lawful money as therein specified and in funds which are or will be available for immediate use by Payee at such office on or before 2:00 p.m., local Dallas, Texas time, on the day such payment or prepayment is due. In any case where a payment of principal or interest hereon is due on a day which is not a Business Day, Maker shall be entitled to delay such payment until the next succeeding Business Day, but interest, if any, shall continue to accrue until the payment is, in fact, made. As used herein, "Business Day" means every day on which national banking associations located in Dallas, Texas, are authorized to be open for general lending business.

      12. WAIVERS OF JURY TRIAL. MAKER AND PAYEE EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS NOTE.

      13. NO ORAL AGREEMENTS. THIS NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                                         [SIGNATURE PAGE FOLLOWS

      IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first above written.

                               HEALTH DREAM TEAM, S.C.

                               By:       _______________________________________
                               Name:     _______________________________________
                               Title:    _______________________________________
                                         ("Maker")

                                                                       EXHIBIT C

                                    GUARANTY

      For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and to induce United Surgical Partners International, Inc., a company incorporated in the State of Delaware (herein, with its successors and assigns, called the "Lender"), at any time or from time to time, to make loans or extend other accommodations to or for the account of Health Dream Team, S.C., a company incorporated in Spain (herein called "Borrower'"), the undersigned (the "Guarantor"), an individual residing in Spain, and a shareholder of Borrower, hereby absolutely and unconditionally guarantees to Lender the full and prompt payment when due, whether at maturity or earlier by reason of acceleration or otherwise, of the debts, accounts, and obligations herein described.

      WHEREAS, the Lender has agreed to advance sums or extend credit to or for of the Borrower pursuant to the terms of Section 3.2 of a Stockholders Agreement dated September 26, 2000, by and among Borrower, Lender and United Surgical Partners Europe, S.L., a company incorporated in Spain (the "Stockholders Agreement");

      WHEREAS, Borrower is indebted to Lender pursuant to a promissory note dated September 26, 2000, issued pursuant to the Stockholders Agreement in the original principal amount of $811,093.00 (the "Note");

      WHEREAS, as security for repayment of the amounts due any additional promissory notes issued pursuant to Section 3.2 of the Stockholders Agreement (together, the "Notes"), Borrower has pledged certain assets to the Lender as described in a Stock Pledge Agreement dated September 26, 2000 ("Collateral"); and

      WHEREAS, in order to induce Lender to extend to Borrower the loan or loans evidenced by the Notes, Borrower has agreed to procure and deliver, and the Guarantor has agreed to give this Guaranty, and Lender has refused to extend said loan or loans to Borrower unless this Guaranty is executed by the Guarantor and delivered to Lender.

      NOW, THEREFORE, in consideration of these premises, the Guarantor hereby covenants and agrees with Lender as follows:

Section 1. Guaranty.

      The Guarantor guarantees to Lender the payment and performance of the debts, liabilities and obligations of Borrower to Lender evidenced by or arising out of the Notes, and any extensions, renewals or replacements thereof and including also all amounts paid to the Lender by the Borrower that are recovered from Lender in any legal proceeding (herein referred to as the "Indebtedness"); provided, however, notwithstanding the foregoing, the liability of the undersigned shall not exceed the Applicable Pro Rata Portion of the principal sum of the Indebtedness at any one time outstanding, together with accrued but unpaid interest thereon, and costs of collection including reasonable attorneys fees. "Applicable Pro Rata Portion" means the principal sum of the Indebtedness at any one time outstanding, together with accrued but unpaid interest thereon, and costs of collection including reasonable attorneys fees times the percentage of Borrower's capital shares held by Guarantor.

Section 2. No Contingencies.

      No act or thing need occur to establish the liability of the Guarantor hereunder, and no act or thing, except full payment and discharge of the Indebtedness or the payment by the Guarantor of his Applicable Pro Rata Portion of the Indebtedness, shall in any way exonerate the Guarantor or modify, reduce, limit or release the liability of the Guarantor hereunder.

Section 3 Continuing Guaranty; Revocation.

      This is an absolute, unconditional and continuing guarantee of payment of the Indebtedness and shall continue to be in force and be binding upon the Guarantor, whether or not the Indebtedness is paid in full. The death or incompetence of the Guarantor shall not revoke this Guaranty as to the Indebtedness or any part thereof.

Section 4. Intentionally Omitted.

Section 5. Other Collateral.

      The Guarantor hereby agrees that Lender may take other guarantees, collateral or security to further secure the Indebtedness, and any terms, covenants and conditions contained in any note or agreement evidencing or relating to the Indebtedness may be altered, extended, changed, modified, or released without in any manner affecting this Guaranty or releasing the Guarantor. The Guarantor shall remain liable to pay Guarantor's Applicable Pro Rata Portion of the Indebtedness as so altered, extended, changed or modified, notwithstanding the taking of such other guarantees, collateral or security.

Section 6. Subordination.

      The Guarantor will not exercise or enforce any right of contribution, reimbursement, recourse or subrogation available to the Guarantor against any person liable for payment of the Indebtedness, or as to any collateral security therefor, unless and until all the Indebtedness shall have been fully paid and discharged. Any such right of contribution, reimbursement, recourse or subrogation available to the Guarantor is expressly made subordinate to the lien, time of payment and in all other respects to the amounts owing to Lender under this Guaranty and on the Indebtedness.

Section 7. Costs Expenses and Attorneys' Fees.

      The Guarantor will pay or reimburse Lender for all costs and expenses (including reasonable attorneys' fees and legal expenses) actually incurred by Lender in connection with the protection, defense or enforcement of this Guaranty.

Section 8. Consent to Certain Actions.

      Whether or not any existing relationship between the Guarantor and Borrower has been changed or ended and whether or not this Guaranty has been revoked, Lender may, but shall not be obligated to, enter into transactions resulting in the creation or continuance of the Indebtedness, without any consent or approval by the undersigned and without any notice to the Guarantor. The liability of the Guarantor shall not be affected or impaired by any of the following acts or things (which Lender is expressly authorized to do, omit or suffer from time to time, both before and after revocation of this Guaranty, without notice to or approval by the Guarantor): (i) any acceptance of collateral security, guarantors, accommodation parties or sureties for any or all of the Indebtedness; (ii) any one or more extensions or renewals of the Indebtedness (whether or not for longer than the original period) or any modification of the interest rates, maturities or other contractual term applicable to any of the Indebtedness; (iii) any waiver or indulgence granted to Borrower, any delay or lack of diligence in the enforcement of the Indebtedness, or any failure to institute proceedings, file a claim, give any required notices or otherwise protect any of the Indebtedness; (iv) any full or partial release of, settlement with, or agreement not to sue Borrower or any other guarantor or other person liable in respect to any of the Indebtedness; (v) any discharge of any evidence of the Indebtedness or other acceptance of any instrument in renewal thereof or substitution therefor; (vi) any failure to obtain collateral security (including rights of setoff) for the Indebtedness, or to see to the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to protect, insure or enforce any collateral security; or any modification, substitution, discharge, impairment, or loss of any collateral security; (vii) any foreclosure or enforcement of any collateral security;
(viii) any transfer of any of the Indebtedness or any evidence thereof; (ix) any order of application of any payments or credits upon the Indebtedness; or (x) any election by the Lender under Sec. 1111(b)(2) of the United States Bankruptcy Code.

Section 9. Waiver of Defenses: Deficiency.

      The Guarantor waives any and all defenses, claims and discharges of Borrower, or any other obligor, pertaining to the Indebtedness, except the defense of discharge by payment in full. Without limiting the generality of the foregoing, the Guarantor will not assert, plead or enforce against Lender any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, antideficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to Borrower or any other person liable in respect to any of the Indebtedness, or any setoff available against Lender to Borrower or any such other person, whether or not on account of a related transaction.

Section 10. Cumulative Remedies.

      The Guarantor waives presentment, demand for payment, notice of dishonor or nonpayment, and protest of any instrument evidencing the Indebtedness, notices of default and all other notices now or hereafter provided by law. Lender shall not be required to resort first to Borrower for payment of the Indebtedness or to other persons or their properties, nor to enforce, realize upon or exhaust any collateral security for the Indebtedness, before enforcing this Guaranty. All remedies afforded to Lender by reason of this Guaranty are separate and cumulative, and no one of such remedies, whether exercised by Lender or not, shall be deemed an exclusion of any other remedies available to Lender, and shall in no way limit or prejudice any other legal or equitable remedies Lender may have against Borrower or any Guarantor pursuant to the Stockholders Agreement, the Notes or any other documents or instruments executed or delivered in connection therewith. All payments made by Borrower and the Guarantor or by any other person, and the proceeds of any security, may be applied by Lender to the Indebtedness as Lender may determine, whether the same be due or not. Any remedy or right hereby granted which shall be found to be unenforceable as to any person or circumstance, for any reason, shall in no way limit or prevent the enforcement of such remedy or right as to any other person or circumstance, nor shall such unenforceability limit or prevent enforcement of any other remedy or right hereby granted.

Section 11. Rescinded Payments.

      If any payment applied by Lender to the Indebtedness is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of Borrower or any other obligor), the Indebtedness to which such payment was applied shall, for the purposes of this Guaranty, be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such Indebtedness as fully as if such application had never been made.

      The liability of the Guarantor under this Guaranty is in addition to and shall be cumulative with all other liabilities of the Guarantor to the Lender as guarantor or otherwise, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary. Execution of this Guaranty shall not act as a revocation of any prior guarantee by the Guarantor of the Indebtedness of Borrower.

Section 13. Liability Acceptance Enforceability, Waiver Governing, Law.

      This Guaranty shall be effective upon delivery to the Lender, without further act, condition or acceptance by Lender and shall be binding upon the Guarantor and heirs, representatives, successors and assigns of the Guarantor, and shall inure to the benefit of Lender. The invalidity or unenforceability of any provision or application of this Guaranty shall not affect other lawful provisions and application hereof, and to this end, the provisions of this Guaranty are declared to be severable. This Guaranty may not be waived, modified, amended, terminated, released or otherwise changed except by a writing signed by the Guarantor and Lender. The Guarantor waives notice of Lender"s acceptance hereof and waives the right to a trial by jury in any action based on or pertaining to this Guaranty. This Guaranty shall be interpreted and construed in accordance with the laws of the State of Delaware.

Section 14. Notice.

      Unless otherwise provided elsewhere in this Guaranty, all claims, consents, designations, notices, waivers, and other communications in connection with this Guaranty shall be in writing. Such claims, consents, designations, notices, waivers, and other communications will be considered received (a) on the day of actual delivery when transmitted by hand delivery, (b) on the day of actual transmittal when transmitted by facsimile with written confirmation of such transmittal, or (c) two business days following actual transmittal when transmitted by an internationally recognized courier (such as UPS or FedEx); in each case when transmitted to a party at its address or location set forth below:

        Lender:    United Surgical Partners International, Inc.
                   17103 Preston Road, Suite 200
                   Dallas, Texas 75248
                   Attention: Donald E. Steen
                   Facsimile: (972) 713-3550

        Copy to:   Greenebaum Doll & McDonald PLLC
                   700 Two American Center
                   3102 West End Avenue
                   Nashville, Tennessee 37203
                   Attention: Stephen T. Braun, Esq.
                   Facsimile: (615) 760-7300

        Guarantor: ________________________________
                   ________________________________
                   ________________________________
                   Facsimile:______________________

      Any party may change the address for such notice by providing the other party a notice in writing so specifying and providing the new address in the manner provided above.

Section 15. Setoff.

      In addition to all other rights and remedies, the Guarantor agrees that, without notice to the Guarantor, the Lender may setoff and apply any and all money owing by Lender to the Guarantor, or any of them, to the payment of the Indebtedness then outstanding, including interest accrued thereon.

Section 16. Benefit/Subrogation.

      The Guarantor represents, warrants, acknowledges and agrees that: (i) the Guarantor will receive direct economic benefit from the loans and advances made by Lender to Borrower comprising the Indebtedness, (ii) Lender is making advances to Borrower in reliance upon this Guaranty, (iii) the Guarantor has received reasonably equivalent value in return for execution and delivery of this Guaranty.

      IN WITNESS WHEREOF, this Guaranty has been duly executed by the Guarantor effective this ______ day of ____________, 2000.

                                                      __________________________

                                                                       EXHIBIT D

                             STOCK PLEDGE AGREEMENT

      THIS STOCK PLEDGE AGREEMENT (this "Agreement") is made and entered into as of the day of , 2000, by and between: (i) HEALTH DREAM TEAM, S.C., a company incorporated in Spain ("HDT"), and (ii) UNITED SURGICAL PARTNERS INTERNATIONAL, INC., a company incorporated in the State of Delaware ("USPI").

      RECITALS:

      A. HDT is indebted to USPI pursuant to that certain Promissory Note (the "Note") of even date herewith in the face amount of $811,093.00 made by HDT and payable to the order of USPI.

      C. Pursuant to Section 3.2 of a Stockholders Agreement dated September 26, 2000 (the Stockholders Agreement"), by and among HDT, USPI and United Surgical Partners Europe, S.L., a company organized under the laws of Spain ("USPE"), HDT may become further indebted to USPI, as evidenced by additional promissory notes (such additional promissory notes, together with the Note, the "Notes").

      B. In order to induce USPI to make the loans to HDT evidenced by the Notes, HDT has agreed to pledge 1,000,000 shares of Class B Common Stock of USPI (the "Stock") to USPI, to assure repayment of the Notes by HDT.

      AGREEMENT:

      Now, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby covenant, agree, represent and warrant as follows:

      1. PLEDGE AND DEPOSIT OF SHARES. HDT hereby pledges and assigns to USPI, and grants to USPI a security interest in, the Stock, as represented by certificate number CB-001 now standing in HDT's name, which certificate has been delivered by HDT to USPI contemporaneously herewith, together with a duly executed blank stock power attached thereto, all as collateral security for all amounts which HDT may owe USPI pursuant to the Notes.

      The certificates or other instruments evidencing all new shares of capital stock and all other securities, rights, warrants, options and the like hereafter created in respect of the Stock, whether by stock split, stock dividend, merger, consolidation or otherwise, shall be delivered by HDT to, and shall be held by, USPI under the terms and conditions of this Agreement and subject to the pledge and security interest herein granted, and the term "Stock" as used herein shall be deemed to include all such new shares, securities, rights, warrants, options and the like.

      2. VOTING RIGHTS. So long as no "Event of Default" as hereinafter defined, shall have occurred and be continuing, HDT shall be entitled to exercise any and all voting and/or consensual rights and powers relating or pertaining to the Stock or any part thereof for any purpose not inconsistent with the terms of this Agreement.

      Notwithstanding anything to the contrary contained in this Section 2, upon the occurrence of any Event of Default, USPI shall be entitled to exercise all voting rights and privileges whatsoever with respect to the Stock, and to that end HDT hereby constitutes USPI as its proxy and attorney-in-fact for all purposes of voting the Stock under such circumstances, and this appointment shall be deemed coupled with an interest and is and shall be irrevocable until the Notes have been fully paid. HDT shall execute and deliver to USPI any and all additional proxies and powers of attorney that USPI may desire in order to vote more effectively the Stock in its own name.

      3. STATUS OF STOCK. HDT hereby represents and warrants to USPI that (a) all of the Stock is free and clear of all liens, charges and encumbrances, and
(b) HDT has the full power and authority to pledge the Stock to USPI pursuant to this Agreement. No part of the Stock shall be sold, transferred or assigned by HDT without the prior written consent of USPI, which consent may be arbitrarily withheld so long as this Agreement is in effect.

      4. MAINTENANCE OF PRIORITY of PLEDGE. HDT shall be liable for and shall from time to time pay and discharge all taxes, assessments and governmental charges imposed upon the Stock by any federal, state, local or foreign authority, the liens of which would or might be held prior to the right of USPI in and to the Stock or which are imposed on the holders or registered owners of the Stock. HDT shall not, at any time while this Agreement is in effect, do or suffer any act or thing whereby the rights of USPI in the Stock would or might be materially impaired or diminished. HDT shall execute and deliver such further documents and take such further actions as may be required to confirm the rights of USPI in and to the Stock or otherwise to effectuate the intention of this Agreement.

      5. EVENTS of DEFAULT. Each of the following shall be deemed an "Event of Default" hereunder:

      (a) The occurrence of any "Default" under the Notes not cured within the applicable grace period;

      (b) The occurrence of any default of any kind whatsoever other than as provided in subparagraph (a) above, under the terms, covenants and conditions of this Agreement not cured within thirty (U) days following receipt by HDT of written notice from USPI specifying such default; or

      (c) If any representation or warranty made by HDT in this Agreement, the Stockholders Agreement, the Management Agreement or the Guaranty shall prove to be untrue and misleading in any material respect.

      6. REMEDIES UPON DEFAULT. Upon the occurrence of any Event of Default referred to in Section S above, USPI shall have all rights and remedies in and against the Stock and otherwise of a secured party under the Uniform Commercial Code as enacted in the State of Delaware (the "UCC") and all other applicable domestic and foreign laws and shall also have all of the rights provided herein, all of which rights and remedies shall be cumulative to the fullest extent permitted by law. In connection with the foregoing, USPI shall have the right:

      (a) To sell the Stock in one or more lots, and from time to time, upon ten
(10) days prior written notice to HDT of the time and place of sale (which notice HDT hereby conclusively agrees is commercially reasonable), for cash or upon credit or for future delivery. HDT hereby waives all rights, if any, of marshaling the Stock for its obligations to USPI under this Agreement or otherwise. USPI may, at its sole option, either:

      (1) sell the Stock at a public sale or sales, including a sale at or on any broker's board or stock exchange; or

      (2) sell the Stock at a private sale or sales.

      (b) USPI may bid for and acquire the Stock or any portion thereof at any public sale, free from any redemption rights of HDT, and in lieu of paying cash therefor, may make settlement for the selling price of the Stock or any part thereof by crediting the net selling price of the Stock against sums payable by HDT after deducting all of USPI's costs and expenses of every kind and nature therefrom, including USPI's attorneys' fees incurred in connection with realizing upon the Stock, provided the same is not prohibited by the laws of the State of Delaware.

      (c) From time to time USPI may, but shall not be obligated to, postpone the time of any proposed sale of any of the Stock which has been the subject of a notice as provided above, and also, upon ten (10) days' prior written notice to HDT (which notice HDT conclusively agrees is commercially reasonable), may change the time and/or place of such sale.

      7. FUTURE ADVANCES. This Agreement secures all additional loans and/or future advances that may be made hereafter at any time by USPI to HDT pursuant to Section 3.2 of the Stockholders Agreement. HDT agrees that upon additional indebtedness being incurred by HDT under the terms of the Stockholders Agreement, HDT will make any and all undertakings necessary or reasonably required by USPI to modify or amend this Agreement to effectuate the pledge, delivery and deposit of all future acquired Stock.

      8. MISCELLANEOUS.

      8.1 Governing Law. The laws of the State of Delaware shall govern the construction of this Agreement and the rights, remedies and duties of the parties hereunder.

      8.2 Successors and Assigns. This Agreement shall be binding upon HDT and its successors and assigns, and shall inure to the benefit of USPI and its successors and assigns.

      8.3 Time of Essence. Time shall be of the essence in the performance of HDT's and USPI's obligations hereunder.

      8.4 Captions. The several captions, headings, sections and subsections of this Agreement are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement.

      8.5 Modifications. This Agreement may be modified or amended only by written agreement executed by both of the parties hereto.

      8.6 Counterparts. This Agreement may be executed in counterparts, any of which shall be treated for all purposes as an original, and all of which shall be treated as one and the same agreement.

      9. TERMINATION. This Agreement shall terminate when the Notes have been paid in full, at which time USPI shall reassign and redeliver, without recourse upon or warranty by USPI and at the expense of HDT (or cause to be so reassigned and redelivered to HDT or to such person or persons as HDT shall designate), such of the Stack as shall not have been sold or otherwise applied by USPI pursuant to the terms hereof, together with appropriate instruments of reassignment arid release.

      IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first written above.

                                  HEALTH DREAM TEAM, S.C.

                                  By:       ____________________________________
                                  Name:     ____________________________________
                                  Title:    ____________________________________


                                  UNITED SURGICAL PARTNERS
                                  INTERNATIONAL, INC.

                                  By:       ____________________________________
                                  Name:     ____________________________________
                                  Title:    ____________________________________

                                   STOCK POWER
                      ASSIGNMENT SEPARATE FROM CERTIFICATE

      For Value Received, HEALTH DRAM TEAM, S.C. ("HDT") hereby sells assigns and transfers unto UNITED SURGICAL PARTNERS INTERNATIONAL, INC., a Delaware corporation ("USPI"), ________ shares of the Class B Common Stack of USPI, standing in the name of HDT on the books of said Corporation represented by Certificate No. CSB-001 herewith and does hereby irrevocably constitute and appoint _________________________________ attorney to transfer the said stock can the books of said Corporation with full power of substitution in the premises.

      Dated: September 26, 2000.

                                HEALTH DREAM TEAM, S.C.

                                By:       ______________________________________
                                Name:     ______________________________________
                                Title:    ______________________________________
                                                            ("HDT")